UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BankGuam Holding Company

(Name of registrant as specified in its charter)

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Notice of Annual Meeting of Shareholders

BankGuam Holding Company

111West Chalan Santo Papa

Hagatna, Guam 96910

Monday, May 18, 2015

7:00 p.m. Local Time

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of BankGuam Holding Company. The meeting will be held at 7:00 p.m. on Monday, May 18, 2015, in the lobby of the Company’s headquarters, located at 111 West Chalan Santo Papa, Hagåtña, Guam 96910

At the Annual Meeting you will be asked (1) to elect three (3) Class I Directors for a term of three (3) years; (2) to vote, on an advisory basis, to approve the Company’s executive compensation for the named Executive Officers (defined in the Proxy Materials attached); (3) to determine the frequency of future advisory votes to approve the Company’s executive compensation for the named Executive Officers; (4) to approve an amendment to the Company’s Articles of Incorporation to provide for the creation of Preferred Shares; (5) to ratify the selection of independent auditors; and (6) to act on such other business as may properly come before the meeting.

Only shareholders of record as of the close of business on March 16, 2015 are entitled to receive notice of and to vote at this meeting. We encourage you to read the accompanying Proxy Statement carefully. It contains a detailed explanation of all matters on which you will be asked to vote.

It is very important that as many shares as possible be represented at the meeting. To assure your representation at the meeting, we urge you to mark, sign and date, and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. If, after signing and returning the proxy, you attend the meeting, you may vote your shares in person. Additionally, you may vote by Internet or telephone. If you wish to vote by Internet or by telephone you will need your Shareholder Control Number, which is located in the middle of the enclosed proxy card, and the website address and/or toll-free telephone number, which is shown on the proxy card. No other personal information will be required in order to vote in this manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2015.

Copies of the Annual Meeting Proxy Materials, including proxy statement, proxy card and Annual Report to Shareholders, are also available at: http://www.bankofguam.com/about-us/investor-relations/sec-filings.html.

Dated: April 8, 2015, Hagåtña, Guam.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Martin D. Leon Guerrero
Martin D. Leon Guerrero
Asst. Corporate Secretary

BANKGUAM HOLDING COMPANY

111West Chalan Santo Papa

Hagatna, Guam 96910

PROXY STATEMENT

These proxy materials are furnished in connection with the solicitation by the Board of Directors of BankGuam Holding Company (the “Company”) of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Monday, May 18, 2015, at 7:00 p.m., in the lobby of Bank of Guam’s headquarters, located at 111 West Chalan Santo Papa, Hagåtña, Guam 96910 and at any adjournment thereof. These proxy materials are first being made available to shareholders on or about April 8, 2015.

PURPOSE OF MEETING

The matters to be considered and voted upon at the meeting will be to:

•	Proposal 1: The election of three (3) Class I directors to serve for a term of three (3) years.

•	Proposal 2: An advisory vote to approve the Company’s executive compensation for the named Executive Officers.

•	Proposal 3: An advisory vote to approve the frequency for holding an advisory vote on the Company’s executive compensation for the named Executive Officers.

•	Proposal 4: An amendment to the Company’s Articles of Incorporation to provide for the creation of Preferred Shares.

•	Proposal 5: The ratification of the selection of independent public accountants.

•	Transacting such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

Who May Vote

Only those common shareholders of record as of March 16, 2015 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date 8,930,023 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting and elects to vote in person by advising the chairman of the meeting of such election. Subject to such revocation or suspension, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, “FOR” APPROVAL OF FREQUENCY FOR HOLDING AN ADVISORY VOTE ON THE COMPANY’S EXECUTIVE

COMPENSATION TO OCCUR ONCE EVERY THREE YEARS, “FOR” APPROVAL OF THE PROPOSED AMENDED ARTICLES OF INCORPORATION TO PROVIDE FOR THE CREATION OF PREFERRED SHARES, “FOR” THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, AND, IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Quorum and Vote Necessary for Action

The presence in person or by proxy (including web and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

In accordance with the Company’s Articles of Incorporation and By-Laws each shareholder of record as of March 16, 2015, is entitled to cast one (1) vote for each share of stock held, for each of the three (3) open nominees named below. For example, a shareholder holding 100 shares may cast 100 or fewer (but not more) votes for each of three (3) candidates. A shareholder may not cast cumulative votes (i.e., you may not cast a number of votes greater than the number shares that you own for any one candidate) also a shareholder may not vote for more than three (3) of the nominees.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the stock exchange or other self-regulatory organization to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such unvoted shares are called “broker non-votes.” Such rules of the stock exchange and other self-regulatory organization generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute “broker non-votes” regarding non-routine items, such as the election of directors and the matters regarding executive compensation.

One copy of the Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Computershare by phone Toll Free at (888) 835-5678 or Non-Toll Free at 1 (312) 360-5193 or by written request to Computershare, 250 Royall Street, Canton, MA 02021.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Guam may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Information about the Company and its Subsidiary

In October 2010, the Company organized for the sole purpose of serving as the parent bank holding company of the Bank of Guam (the “Bank”) to help facilitate the Bank’s new business strategy. Effective August, 2011, the Company acquired the Bank in a statutory share exchange (the “Reorganization”) previously approved by the Bank’s shareholders at a meeting held on May 3, 2010. Pursuant to the Reorganization, each outstanding share of the Bank’s common stock was converted into and exchanged for a newly-issued share of the Company’s common stock, and the Bank became the Company’s wholly-owned subsidiary. The Company’s Board of Directors and committee memberships, as well as the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Senior Vice President and Chief Financial Officer and Senior Vice President and General Counsel, are the same as those of the Bank.

As a result of the Reorganization, effective August, 2011, the Company became the “successor issuer” to the Bank for purposes of the rules and regulations of the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated, information for the fiscal year ended December 31, 2014 provided in this Proxy Statement represents information with respect to the Bank, references to the “Board” or the “Board of Directors” mean the Company’s Board of Directors, and references to “management” mean the management of the Company and the Bank, including their Chief Executive and Chief Operating Officers, following the Reorganization and, in the case of the Company, its formation.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders

The following table sets forth information with respect to the beneficial ownership of common stock as of February 27, 2015 by those persons known to the Company to be the beneficial owners of more than five percent of the outstanding voting common stock of the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class
Lourdes A. Leon Guerrero P.O. Box BW Hagåtña, Guam 96932	3,750,814	2 3 4	42.00%

Eugenia A. Leon Guerrero P.O. Box BW Hagåtña, Guam 96932	1,747,140	[3]	19.56%

Pedro P. Ada, Jr. P.O. Box 2889 Hagåtña, Guam 96932	589,713	[4]	6.60%

Marciano V. Pangilinan P.O. Box 101 Hagåtña, Guam 96932	536,868	[5]	6.01%

(1)	Beneficial ownership for purposes of this table is determined according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	Includes 3,750,814 shares of common stock which are subject to a Voting Trust Agreement, dated as of November 29, 2013 (the “VTA”), among certain shareholders, including Lourdes A. Leon Guerrero (as the “Trustee”). Under the VTA, the parties agreed to grant the Trustee certain powers and rights with respect to shares of common stock of the Company owned by the parties. The VTA provides, among other things, that the Trustee has the power and discretion to vote, consent to or take any shareholder action of any kind concerning the Issuer. The VTA limits this right by (1) requiring that in selecting any nominee or proxy, the Trustee must select a nominee or proxy who is either a shareholder, director or officer of the Issuer; (2) providing that a majority of the Shares held by the parties may advise the Trustee in writing that the Trustee is not authorized to take a proposed vote, consent or action; and (3) requiring that if any parties or Permitted Transferees (as defined in the VTA) of the parties are nominees for director of the Issuer, the Trustee shall vote the shares in favor of such nominees. The VTA terminates on December 31, 2040. Also includes 74,049 shares of common stock of which Ms. Leon Guerrero may be deemed the beneficial owner, which are subject to the VTA. Of the 74,049 shares of common stock, (i) 41,386 shares are held directly; (ii) 4,800 shares are held in trusts for the benefit of Ms. Leon Guerrero’s children; (iii) 22,243 shares are held by Ms. Leon Guerrero and her husband as joint tenants; and (iv) 5,620 shares are held by Ms. Leon Guerrero as a custodian. Ms. Leon Guerrero disclaims beneficial ownership of the securities described above except to the extent of her pecuniary interest therein.

(3)	Includes (i) 1,736,440 shares held by The Jesus S. Leon Guerrero Family Trust dated December 14, 2000 of which Ms. Leon Guerrero is trustee; and (ii) 10,700 shares held directly. Ms. Leon Guerrero is a party to the VTA, and the 1,747,140 shares held in The Jesus S. Leon Guerrero Family Trust are subject to it. Ms. Leon Guerrero disclaims beneficial ownership of the securities described above except to the extent of her pecuniary interest therein.

(4)	Includes (i) 430,838 shares held indirectly through Ada’s Trust and Investment, Inc. and (ii) 158,875 shares held by Pedro P. Ada, Jr. and Fe P. Ada as joint tenants, all of which are subject to the VTA.

(5)	Includes (i) 168,000 shares owned by Mark’s Insurance Underwriters, Inc. of which Mr. Pangilinan is the President, and (ii) 26,760 shares owned by Ace Hardware, which is a division of M.V. Enterprises, Inc. of which Mr. Pangilinan is the President. The remaining shares are held directly by Mr. Pangilinan.

Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of common stock as of February 27, 2015 for each director/nominees and named executive officers and directors and executive officers as a group:

Name of Beneficial Owner	Relationship with Company	Amount and Nature[1] of Beneficial Ownership		Percent of Class
Patricia P. Ada	Director	13,782		*
Frances L.G. Borja	Director	17,474		*
Keven F. Camacho	Director and Vice President and Chief Lending Officer	1,967		*
Joseph M. Crisostomo	Director	10,063	[2]	*
Joaquin P.L.G. Cook	Director and Executive Vice President and Chief Sales & Service Officer	6,491	[3]	*
Roger P. Crouthamel	Director	440,859	[4]	4.94%
Martin D. Leon Guerrero	Director	66,138	5/6	*
William D. Leon Guerrero	Executive Vice President and Chief Operating Officer and Vice Chairman of the Board	50,132	7/6	*
Dr. Ralph G. Sablan	Director	435,515	8/6	4.88%
Joe T. San Agustin	Director	9,833	9/6	*
Lourdes A. Leon Guerrero	President and Chief Executive Officer and Chair of the Board	3,750,814	[6]	42.00%
Francisco M. Atalig	Senior Vice President and Chief Financial Officer	1,801		*
All Directors and Officers as a Group (12 persons)		4,147,602	[10]	46.44%

*	denotes less than 1%

(1)	Unless otherwise noted in the following footnotes, the listed beneficial owner has sole voting and investment power. Beneficial ownership for purposes of this table is determined according to Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	All shares owned by Joseph M. Crisostomo and Joyce Q. Crisostomo as joint tenants.

(3)	Includes (i) 5,441 shares held directly and (ii) 1,050 shares by Joaquin P. Cook custodian for his children.

(4)	Includes (i) 400,693 shares as a trustee of The Crouthamel Family Trust; and (ii) 40,166 shares as trustee for The John Kerr Grandchildren’s Trust dated May 30, 1990. Mr. Crouthamel disclaims beneficial ownership of the securities described above except to the extent of his pecuniary interest therein.

(5)	All shares owned by Martin D. Leon Guerrero and Barbara B.B. Leon Guerrero as joint tenants. All shares of the foregoing are subject to the VTA.

(6)	Shares are subject to a Voting Trust Agreement, dated as of November 29, 2013. See footnote 2 under Principal Shareholders table above.

(7)	Includes (i) 2,520 shares held by Mrs. Zita Leon Guerrero, Mr. Leon Guerrero’s wife; (ii) 3,968 shares held directly by Mr. Leon Guerrero; and (iii) 43,644 shares held by Mr. Leon Guerrero and his wife as joint tenants. All shares of the foregoing are subject to the VTA.

(8)	Includes (i) 680 shares held directly; (ii) 75,000 shares held indirectly through Ralph G. Sablan MD, P.C.; and (iii) 359,835 shares held by Ralph G. Sablan and Maryanne G. Sablan as joint tenants. All shares of the foregoing are subject to the VTA.

(9)	Includes (i) 329 shares held directly; (ii) 820 shares held indirectly through an IRA; and (iii) 8,684 shares held by Joe T. San Agustin and Carmen S. San Agustin as joint tenants. All shares of the foregoing are subject to the VTA.

(10)	This number includes Shareholders of the VTA who are not Directors or Officers of the Company but as a result of the VTA, Ms. Lourdes Leon Guerrero, as the Trustee, has authority to vote their shares. For additional information see footnote 2 under Principal Shareholders table above. To arrive at this number, the Directors who are members of the Voting Trust were deducted from the total of the above Officers and Directors as a Group, as their share amounts were included in the amount of shares represented in Ms. Lourdes Leon Guerrero’s total shares of 3,750,814 as she is the Trustee under the Voting Trust.

BOARD OF DIRECTORS

Nominees for Directors

The three nominees are presently Class I Directors. They were recommended by the Nominating and Governance Committee and approved by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The names of the nominees for the Class I Directors and the background information furnished by them, including their principal occupations and their employment for the past five years, are set forth below:

William D. Leon Guerrero, age 63, is the Vice Chairman of the Company and Executive Vice President and Chief Operating Officer of the Company and has held such positions since the Reorganization. He has been a Board member of the Bank since 2003 and is the Executive Vice President and Chief Operating Officer of the Bank. He has served in this position with the Bank since 1992. Mr. Leon Guerrero has over 40 years of banking experience. He was first hired by the Bank in 1985 as the Vice President, General Credit Administrator and in 1990 was appointed the Senior Vice President, Credit Administrator. Prior to joining the Bank, he was with CitiBank Guam from 1974 to 1985 where he achieved the position as the Assistant Vice President, Credit Administrator, Corporate Banking Group. During his banking career, Mr. Leon Guerrero served in numerous leadership roles including as a Regent of the University of Guam and was a member of the Guam Insurance and Banking Board for numerous years. Mr. Leon Guerrero brings extensive knowledge of community and regional banking, particularly in the territory of Guam, including strategic, financial and regulatory considerations, to the Board of Directors. His knowledge of and relationships with banks in Guam, Commonwealth of the Northern Mariana Islands, Federated States of the Micronesia, Republic of the Marshall Islands and the Republic of Palau are expected to support the Bank’s growth in all of its market. He is also a member of the Bank’s Loan, Executive and Trust Committees, and he is the Chairman of the Bank Asset Liability Committee.

Joseph M. Crisostomo, age 55, has been a Board member since the Reorganization and has been a member of the Bank Board since 2005. Mr. Crisostomo is the President and CEO of Cars Plus, LLC (Chrysler, Jeep, Dodge, Ram, Hyundai). He is also the President and CEO of Cycles Plus, LLC (Honda, Kawasaki, Suzuki) and a member of Pacific Auto Leasing, dba Thrifty Car Rental. Mr. Crisostomo was awarded the Small Business Person of the Year Award in 2006 by the SBA (Small Business Administration). He was also the Guam Business Executive of the Year in 2004. Mr. Crisostomo was a former board director of the Guam Chamber of Commerce and Chairman of the Armed Forces Committee. Mr. Crisostomo is a member of the Bank Asset Liability and Trust Committees and the Bank’s and Company’s Audit, Compensation, and Nominating and Governance Committees. Additionally, he contributes to the Board his entrepreneurial skills and substantial experience as a successful car dealer/businessman. In addition, his involvement in local and community affairs provides a valuable insight and perspective to the Board which well qualifies him to serve on our Board.

Keven F. Camacho, age 40, is the Vice President and Chief Lending Officer of the Bank of Guam and has been a director of the Company since August 2014. He was also appointed a director of the Bank at the same time. He replaced his father, Dr. Luis G. Camacho who resigned effective September 2014. He started with the Bank in 1997 and held several positions with the Bank such as Branch Manager for the Tumon, Belau, Mangilao, and Upper Tumon branches. In 2003 he was appointed the Bank’s Northern Regional Manager and in 2010 was appointed to his present position. Since 2013, he served as a board member of Sanctuary, Inc. Sanctuary, Inc. is a community-based organization which exists to improve the quality of life for Guam’s youth to promote reconciliation during times of family conflicts, to foster the development of responsible community members, and to advocate for their needs in an effort to preserve family unit. Finally, he is a co-owner of TSC, Inc. which is a web design, maintenance, and hosting company that maintains and hosts websites for island businesses and organizations. He is a graduate of Arizona State University and received an MBA from the University of Guam in 2005, In 2003, he also graduated from the Pacific Coast Banking School at the University of Washington. He is a member of the Bank’s Loan Committee.

We believe that Mr. Camacho’s banking experience and business relations experience and his extensive knowledge of the Company’s market area, particularly Guam, well qualifies him to serve on our Board.

Incumbent Directors

As noted above, the terms of office for the Class II and Class III Directors described below will continue beyond the 2015 Annual Meeting. These directors, their ages, principal occupations for the past five years, and the year in which each director was first elected a director of the Company, are set forth below.

Class II Directors

Patricia P. Ada, age 49, has been a director since the Reorganization and a director of the Bank since 2008. She is the Board Secretary and Assistant Treasurer of Ada’s Trust and Investment Inc. and the manager of P and M LLP and P.P. Ada Investment. She has been with the family owned business for 20 years. Prior to that, from 1987 to 1990 she was a management trainee and then a commercial loan officer with the Bank, from 1990 to 1991 she was a marketing representative for RCA Communications which later became MCI and was promoted to Marketing Manager on Guam to later become MCI International Marketing Military Manager for Korea in 1992. She is a member of the Company’s Stock Purchase Plan Committee, the Bank’s Executive and Asset Liability Committees and the Company’s and the Bank’s Compensation, Audit and Nominating and Governance Committees. Ms. Ada is a member of the Guam Chamber of Commerce, Guam Visitors Bureau and Pacific Area Travel Association Micronesia Chapter. We believe that Ms. Ada’s business and marketing relations experience, community and civic memberships and her extensive knowledge of the Company’s market area, particularly Guam, well qualifies her to serve on our Board.

Frances L. G. Borja, age 57, has been a director since the Reorganization and has been a Bank director since 2005. She is from the Commonwealth of the Northern Mariana Islands (“CNMI”), and her knowledge of and relationships with the local business community and citizens the CNMI is expected to support the Bank’s growth in that market. She is the President of Carmen Safeway Enterprises Inc. and a member of the Bank’s Executive Committee and Bank’s and Company’s Nominating and Governance Committee. Ms. Borja was a former Vice-President of the Saipan Chamber of Commerce and a past president of the Rotary Club of Saipan. She also served as a delegate and third Vice-President in the third Northern Mariana Islands Constitutional Convention. We believe that her extensive knowledge of the Company’s market area in the CNMI and her leadership experience in numerous civic and business organizations well qualifies her to serve on our Board.

Dr. Ralph G. Sablan M.D., age 82, has been a Board member since the Reorganization and is the only original Board member that was selected in 1972 by the founder of the Bank, the late Jesus S. Leon Guerrero, to join the Bank as one of the 11 founding members of the Bank Board. He is a board certified dermatologist and a retired captain in the US Navy Medical Corps. He is a former President of the Guam Medical Society and was instrumental in starting the leprosy registry at the local public health service. Dr. Sablan has served in various Bank board committees, namely Audit, Executive, Nominating and Employee Option Plan. He served as chairman of the Bank Audit committee for 13 years from 1990 to 2003. At one time he served as chairman of the Bank Nominating Committee. He is currently a member of the Company’s Stock Purchase Plan Committee, Bank’s and Company’s Audit and Nominating and Governance Committees and the Bank’s Executive Committee. We believe that Dr. Sablan’s experience with the community when he was a practicing dermatologist, his extensive knowledge of the Bank’s history, experience as a director for 40 years and his understanding of the market area, particularly Guam, well qualifies him to serve on our Board.

Roger P. Crouthamel, age 66, has been a Board member since the Reorganization and has been a member of the Bank Board since 1998. He is the Secretary of the Company and the Bank. He is a director of TransPacific Travel dba Travel Pacificana and the Assistant Secretary/Treasurer of Oceanic Resources, Inc. He is a lawyer admitted to practice in Hawaii, California, Commonwealth of the Northern Mariana Islands and Guam since 1973 and for 34 years has been an Associate, Partner, and now Of Counsel of Carlsmith Ball LLP concentrating mainly on commercial and transactional law. He is also a partner of Chamorro Gardens Development, Macheche Plaza Development and LKC Development and a member of Vista Chino Development, Maite Partners, LLC and International Dining Concepts, LLC. Additionally he is a director and Vice President of Sports Concepts Inc. He is a member of the Bank’s Executive Committee and Vice-Chairman of the Bank’s Trust Committee. He is also the Chairman of the Company’s Stock Purchase Plan and Compensation Committees and a member of the Bank’s and Company’s Audit and Nominating and Governance Committees. We believe that Mr. Crouthamel’s business relations experience, his law practice for 34 years and his longtime tenure as a Board member of the Bank, and his extensive knowledge of the Company’s market area, particularly Guam, well qualifies him to serve on our Board.

Class III Directors

Joaquin P.L.G. Cook, age 35, is the Executive Vice President and Chief Sales & Service Officer of Bank of Guam and has been a director since the Reorganization. He has been a director of the Bank since 2007. He was appointed to this position effective January 5, 2015 and before that he was the Bank’s Compliance Department manager since 2011. He held several other positions within the Bank including Assistant Vice President, Branch Manager and Commercial Loan Officer. He started his career with the Bank in 2001 as a Management Trainee. He is Secretary/Treasurer of Byerly & Cook Corp., a local company specializing in industrial coatings and auto accessories and a member of the management committee of IP&E Holdings, LLC, a local company that owns and operates the Shell franchise in Guam. He is a member of the Bank’s Trust, Executive, Asset Liability and Loan Committees and the Company’s Stock Purchase Plan Committee. Mr. Cook graduated from the Pacific Coast Banking School in 2011. He attended St. John’s School and received his Bachelor’s degree in Management Science from University of California, San Diego. He then obtained his Master’s Degree in Business Administration from the University of San Diego. Mr. Cook is the son of Lourdes A. Leon Guerrero. We believe that Mr. Cook’s banking experience and business relations experience and his extensive knowledge of the Company’s market area, particularly Guam, well qualifies him to serve on our Board.

Joe T. San Agustin, age 84, has been a director since the Reorganization and has been a Bank director since 1975. Mr. San Agustin has served as the Company’s “financial expert” since 2005. He brings expertise in the financial services industry to the Board of Directors, including a deep understanding of the wealth and financial management business. He served about 4 years with the Government of Guam as Director of Budget and Management and over six years as the Director of Department of Administration, primarily responsible for the financial and accounting management of the Territorial Government of Guam. Further, his experience as a Senator for twenty years, four years of which he served as the chairman of the Guam Legislature’s Ways and Means Committee and two years as Chairman of the Economic Committee is important to our Board as he brings his deep knowledge of and connections to the community of Guam which is utilized to help develop the Company’s strategies. He is the Chairman of the Government of Guam Retirement Fund which is managing over $1.6 billion for over 15,000 Government of Guam active and retired employees and survivors. He was a member of the Guam Finance Commission, Chairman of the Government of Guam Fiscal Policy Committee and the former Administrator of BRAC, Government of Guam Steering Committee, Office of the Governor.

He served as a Senator for the 14th through 23rd Guam Legislatures and held the Speaker position from the 20th through 22nd Guam Legislature.

Currently, he is a member of the Bank’s Executive and Loan Committees, he is the Chairman of the Company’s and Bank’s Audit and Nominating and Governance Committees, and he is a member of the Bank’s and Company’s Compensation Committee. He also is a part-time Adjunct Instructor at the University of Guam since 1995, teaching government budgeting and financial policies. He earned a BA in business administration and a Master in Public Administration from the George Washington University, Washington D.C.

We believe that Mr. San Agustin’s extensive experience in accounting and finance as the Chairman of the Government of Guam Retirement Fund as well as a member of the Finance Committee, his understanding of internal controls and procedures for financial reporting, his experience in heading the Bank’s Audit Committee, and his in depth knowledge of complex audit principles well qualifies him to serve on the Board and as the Audit Committee’s financial expert.

Martin D. Leon Guerrero, age 63, has been a Board member since the Reorganization and has been a member of the Bank Board since 1990. He is the Treasurer and Assistant Secretary of the Bank and the Company. He is also the Chairman of the Bank’s Trust Committee and the Vice-Chairman of the Bank’s and Company’s Audit Committee. He also serves as the Vice-Chairman of the Bank’s and Company’s Nominating and Governance Committee as well as a member of the Bank’s Loan, Asset Liability and Executive Committees. Mr. Leon Guerrero is the Secretary/Treasurer of Adztech & Public Relations, Inc. a public relations firm. We believe that Mr. Leon Guerrero’s media relations experience and his extensive knowledge of the Company’s market area, particularly Guam, well qualifies him to serve on our Board

Lourdes (Lou) Leon Guerrero, age 64, has been a Board member since the Reorganization and has been a member of the Bank Board since 1991 with a short absence of two years. She is the President and Chief Executive Officer and Chair of the Board of Directors of the Company and the Bank. She chairs the Bank Executive and Loan Committees and is a member of the Company’s Stock Purchase Plan Committee, the Bank’s Trust and Asset Liability Committees. She is currently a Director of the GTA Teleguam Holdings LLC., a publicly traded telecommunications company. She is a former Senator of the Guam Legislature and held numerous leadership positions during her 10 year political term. She was voted Executive of the Year in 2010 by the Business community. In 2009, she graduated from the Pacific Coast Banking School at the University of Washington, Washington State. She led the Bank’s management team and the Board in reaching over $1 billion dollars in assets in 2010 and maneuvered the Bank through the challenges of reorganizing the Bank into a bank holding company. She has strategically positioned the Company to expand and take opportunities that will lead to greater success and profitability. Her high level of understanding of the Company and the Board’s roles and responsibilities developed during her long tenure on the Bank’s Board of Directors as well as her extensive leadership experience in organizational, administrative management, and political/community affairs as a Senator and in the Guam medical community well qualifies her to serve as Chair of the Board.

Board Meetings

Since the Reorganization in August 2011, the Bank’s Board of Directors continued to meet monthly to discuss matters directly related the Bank’s business. The Company’s Board of Directors generally meets quarterly but meets more frequently when Company matters requiring Board attention arises. During 2014, the Bank’s Board met 13 times and the Company’s Board met 7 times, and each of our current directors attended at least 75% of (i) all Board meetings; and (ii) all applicable committee meetings in fiscal year 2014. All 11 members of the Board attended the 2014 Annual Meeting.

Family Relationships

Joaquin P.L.G. Cook is the son of Lourdes A. Leon Guerrero.

Committees, Membership and Meetings

The Board of Directors of the Company and the Bank each has a separate standing Audit Committee (“Audit Committee”), Compensation Committee (“Compensation Committee”) and Nominating and Governance Committee (“Governance Committee”). The Bank has a standing Loan Committee, Asset Liability Committee (“ALCO”), Executive Committee and Trust Committee. The Company has a separate standing Stock Purchase Plan Committee (“SPP Committee”). Each of the Bank’s and Company’s Committees operate under charters, and the Audit, Compensation and Governance Committees’ charters are included on the Company’s website at www.bankofguam.com. Membership of the committees is as follows:

Name	Audit*	Compensation*	Governance*	Loan	Executive	ALCO	Trust	SPP+
Patricia P. Ada	M	M	M		M	M		M
Frances L.G. Borja			M		M
Keven F. Camacho				M
Joseph M. Crisostomo	M	M	M			M	M
Joaquin P.L.G. Cook				M	M	M	M	M
Roger P. Crouthamel	M	C	M		M		M	C
Lourdes A. Leon Guerrero				C	C	M	M	M
Martin D. Leon Guerrero	M		M	M	M	M	C
William D. Leon Guerrero				M	M	C	M
Dr. Ralph G. Sablan	M		M		M			M
Joe T. San Agustin	C	M	C	M	M
Number of 2014 Meetings	5/27	1/1	2/2	58	12	4	14	4

M	Member

C	Chair

*	Denotes a committee at both the Company and the Bank.

+	Denotes a committee at the Company only.

All other committees in the table not marked are at the Bank only.

In the number of meetings that are stated as a fraction, the number of Company meetings is the numerator and the number of Bank meetings is the denominator.

The following is a brief description of each Company and Bank committee of the Board of Directors.

Audit Committee: The Audit Committee discharges the Board of Directors’ responsibility relating to the oversight of (i) the integrity of the financial statements and internal controls, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the independent auditors and internal audit function, and (iv) the compliance with legal and regulatory requirements. The Audit Committee, among other things, is responsible for the appointment, compensation and oversight of the independent auditors and review of the financial statements, audit reports, internal controls and internal audit procedures.

The Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act. Each member of the Audit Committee has been determined to be an independent director, in accordance with the independence standards of the NASDAQ Stock Market and the SEC Rules and Regulations applicable to audit committees. The Board of Directors has determined that the Chairman of the Audit Committee, Joe T. San Agustin qualifies as an “audit committee financial expert.” Mr. San Agustin is “independent” as that term is defined in the NASDAQ Stock Market and the SEC Rules and Regulations.

Compensation Committee: Among other things, the Compensation Committee is appointed by the Board of Directors to (i) to review and approve annually the corporate goals and objectives applicable to the compensation of the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer (“CEO” and “COO”), evaluate at least annually the CEO’s and COO’s performance in light of those goals and objectives, and determine and approve the CEO’s and COO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO’s and COO’s compensation, the Committee considers the Company’s performance and relative shareholder return. The Committee also makes recommendations to the Board regarding the compensation of all other executive officers.

Additionally, the Committee reviews and makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and where appropriate or required, recommend for approval by the shareholders of the Company, which includes the ability to adopt, amend and terminate such plans. The Committee also has the authority to administer the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan. The Committee also reviews director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

The Compensation Committee may delegate to the Director of Human Resources or other appropriate officer to administer, amend and interpret the Company’s compensation and benefits programs. Each member of the Compensation Committee has been determined to be an independent director, in accordance with the independence standards of the NASDAQ Stock Market and the SEC Rules and Regulations.

Nominating and Governance Committee: The Nominating and Governance Committee function is (1) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancy; (3) to recommend to the Board, on an annual basis, director nominees for each Board committee; and (4) to establish procedures for the Committee to exercise oversight of the evaluation of the Board.

Each member of the Nominating and Governance Committee has been determined to be an independent director, in accordance with the independence standards of the NASDAQ Stock Market and the SEC Rules and Regulations.

Stock Purchase Plan Committee: The Stock Purchase Plan Committee was reconstituted after the Reorganization. It was formerly the Bank Stock Option Plan Committee but changed its name after the expiration of the Bank’s former Stock Option Plan and the adoption and approval at the May 2, 2011 Annual Shareholder meeting of the Company’s new Stock Purchase Plan. This Committee’s function is to recommend and implement the Company stock purchase plan that is generally available for all employees of the Bank. See additional details regarding the Stock Purchase Plan under the section entitled Employee Stock Purchase Plan.

The following is a brief description of the Bank committees of the Board of Directors.

Loan Committee: The Loan Committee’s principal function is to monitor and review the loan portfolio of the Bank and its branches. In this connection, the Committee approves and confirms, as the case may be, all loans above a certain amount.

Executive Committee: The Executive Committee reviews the administration of the Bank and its branches, including the investment portfolio, loans in excess of $50,000, personnel policies, and various management, credit and personnel reports.

Trust Committee: The Trust Committee’s function is to oversee and direct all activities of the Trust department of the Bank, including approving all accounts opened and closed.

Asset Liability Committee: The Asset Liability’s principal function is to monitor and review the Bank’s liquidity position (Asset/Liability management) to assure that appropriate resources are in place to meet anticipated funds demands. The Committee also manages rate sensitive assets and liabilities to provide acceptable levels of net interest income and Interest Rate Risk which is the exposure to the Bank’s Earnings and Equity Capital from future interest rate changes.

Director Compensation

The Company and the Bank uses cash incentive compensation to attract and retain qualified candidates to serve on its Board of Directors. In setting director compensation, the Company and the Bank considers the significant amount of time that directors expend in fulfilling their duties as well as the skill-level required as a member of the Board of Directors. Presently, with the exception of the Company Stock Purchase Plan Committee, directors of the Company receive no compensation for any Board or Committee meeting attended. Bank directors are paid an attendance fee of $2,000 for each Bank Board meeting attended. Bank Board members are also paid $250 for each committee meeting attended with the Chairman of the Bank Audit and Bank Trust Committee being paid $300 per meeting. The Company pays each member of the Stock Purchase Plan Committee a fee of $250 for each meeting attended.

The following table sets forth certain information regarding the compensation earned by or awarded to each non-officer director, Joaquin L.G. Cook, who is the Executive Vice President and Chief Sales & Service Officer of the Bank, and Keven F. Camacho, who is the Vice President and Chief Lending Officer all of whom served on the Board of Directors in 2014. With the exception of Martin D. Leon Guerrero, no outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2014. Compensation paid to Lourdes A. Leon Guerrero and William D. Leon Guerrero for their service as directors is reported in the Summary Compensation Table.

Name	Fees earned or paid in Cash ($)	Stock Awards ($)	Total ($)
Roger P. Crouthamel	38,500	—	38,500
Martin D. Leon Guerrero	64,863(1)	—	64,863
Dr. Ralph G. Sablan	34,750	—	34,750
Keven F. Camacho	14,500	—	14,500
Joaquin P. L. G. Cook	46,000	—	46,000
Patricia P. Ada	36,250	—	36,250
Frances L. G. Borja	25,000	—	25,000
Joe T. San Agustin	50,850	—	50,850
Joseph M. Crisostomo	29,750	—	29,750

(1)	This amount includes: $10,713 in airfare for Mr. Martin D. Leon Guerrero’s spouse to accompany him to Bank related functions in 2014 and $54,150 in Board and Committee fees.

Survivor Income Plan and Group Polices

In 2011, the Bank Board approved entry into a survivor income plan (“SIP”) for Bank directors meeting certain age requirements. The SIP was implemented to help recruit, reward and retain key executives and directors. Under the SIP, upon a participating director’s death while serving on the Board, the Bank will pay a death benefit to the director’s beneficiary in the amount of $303,030.

The Bank Board members are also enrolled in the Bank’s group life insurance and some are enrolled in the group health and dental insurance. The group policies are made available on the same basis as all Bank employees.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. It is the role of the Nominating and Governance Committee to review annually, and when appropriate make recommendations to the Board of Directors concerning, board composition, structure, and functions. With the current size and structure of the Company, the Board has deemed it appropriate to have one individual serve as Chairman of the Board and Chief Executive Officer of the Company. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company will be the chief executive officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. As the Company continues to grow and the oversight responsibilities of the Board of Directors expand, the Board may consider having an independent Chairman with the sole job of leading the Board and a separate President who can focus his/her efforts on the day-to-day management of the Company. The Board does believe that it is important to have the President as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company but the current size and complexity of the Company, at this time, does not warrant such separate positions. Also, in addition to the Chairman, leadership is also provided through the respective chairs of the various committees of the Bank and Company Board. All but four of the members of the Board of Directors are independent directors. In addition, our key committees of the Board of Directors — Audit, Compensation, and Nominating and Governance — are comprised solely of, and chaired by, independent directors.

Board’s Role in Risk Oversight

It is a fundamental part of the Board’s responsibility to understand the risks the Company faces and what steps management is taking to manage those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s outside auditor. The Bank’s Executive Committee fulfills its oversight responsibility with respect to the Bank’s compliance and operational risk, by working with the Bank’s Senior Vice President and General Counsel and Chief Risk Officer to understand regulatory and legislative issues and the Bank’s processes and systems. In setting compensation, the Bank’s Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Bank’s ability to effectively identify and manage risk. The Bank’s Asset Liability Committee focuses on investment risks and the Bank’s Loan Committee functions focuses on credit. Both Committees receive monthly reports from the chief credit officer and chief financial officer. Additionally the Bank Board of Directors is provided physical and information security risk reports by management on an annual basis.

Director Independence

For the year 2014, the Board of Directors has determined that Lourdes A. Leon Guerrero, the Chair of our Board of Directors and President and Chief Executive Officer, William D. Leon Guerrero, our Company Executive Vice President and Chief Operating Officer, Joaquin P.L.G. Cook, Board member and Executive Vice President and Chief Sales & Service Officer, and Keven F. Camacho, Vice President and Chief Lending Officer, would not be considered “independent directors” as that term is defined in the listing standards of the NASDAQ Stock Market and the SEC Rules and Regulations. The Board of Directors has determined all of the other seven directors are “independent directors” as that term is defined in the listing standards of the NASDAQ Stock Market and the SEC Rules and Regulations. Such independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ Stock Market and the SEC Rules and Regulations listing standards, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Executive Sessions of Independent Directors

Independent directors meet at regularly scheduled sessions without the directors who are not independent.

Nomination of Directors

Our Nominating and Governance Committee is a joint committee of the Company and the Bank’s Boards of Directors. Among its other duties and responsibilities assigned from time to time by the Board, the Committee functions as a nominations committee by identifying individuals who are qualified to become directors and recommending candidates to the Board for selection as nominees for election as directors at our Annual Meetings and for appointment to fill vacancies on our Board.

The Committee’s charter provides that the Committee will recommend individuals who have high personal and professional integrity, who demonstrate ability and judgment, and who, with other members of the Board, will be effective in collectively serving the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal banking regulators and the Committee may develop other criteria or minimum qualifications for use in identifying and evaluating candidates. In identifying candidates to be recommended to the Board of Directors, the Committee will consider candidates recommended by shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

BankGuam Holding Company

Attention: Roger Crouthamel, Corporate Secretary

P.O. Box BW

Hagatna, Guam 96932

Each recommendation should be accompanied by the following:

•

The full name, address and telephone number of the person making the recommendation, and a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of our shares but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

•

The full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our equity securities and any business or personal relationship between the candidate and the person making the recommendation, and an explanation of the value or benefit the person making the recommendation believes the candidate would provide as a director;

•

A statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide such information as the Committee may request in connection with its evaluation of candidates;

•	A description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any areas of particular expertise;

•

Information about any business or personal relationships between the candidate and any of our customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our bank, and any transactions between the candidate and our bank; and

•

Any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past five years).

Shareholder recommendations must be received by January 1, 2016, in order to be included in the Committee’s consideration for directors to be elected in the 2016 Annual Meeting of Shareholders.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. The Committee will select candidates to be recommended to the Board of Directors each year based on its assessment of, among other things, (1) candidates’ business, personal and educational background and experience, community leadership, independence, geographic location within our service area, and their other qualifications, attributes and potential contributions; (2) the past and future contributions of our current directors, and the value of continuity and prior board experience; (3) the existence of one or more vacancies on the Board; (4) the need for a director possessing particular attributes or particular experience or expertise; (5) the role of directors in our business development activities; and (6) other factors that it considers relevant, including any specific qualifications the Committee adopts from time to time.

Communications with the Board

Our Board of Directors encourages our shareholders to communicate with it regarding their concerns and other matters related to our business, and the board has established a process by which you may send written communications to the board or to one or more individual directors. You may address and mail your communication to Roger Crouthamel, Corporate Secretary, at:

BankGuam Holding Company

Attention: Roger Crouthamel, Corporate Secretary

P.O. Box BW

Hagatna, Guam 96932

You also may send your communication by email to him at rpc@bankofguam.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary, and with the exception of communications our Corporate Secretary considers to be unrelated to our business, forwarded on to the intended recipients. Copies of communications from a customer of the Bank relating to a deposit, loan or other financial relationship or transaction also will be forwarded to the department or division most closely associated with the subject.

Code of Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all employees, officers and directors of the Company as well as any subsidiary company officers that are executive officers of the Company. The Code of Ethics is available on the Company’s website at www.bankofguam.com and print copies are available to any shareholder that requests a copy. Any amendments to the Code of Ethics, or waivers of these policies, to the extent applicable to the Chief Executive Officer, the Chief Financial Officer, the principal accounting officer or the controller, will be disclosed on the Company’s website promptly following the date of such amendment or waiver, as applicable. Information on the Company’s website does not form a part of this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives of the Company, including the process for making compensation decisions, the role of management in the design of such programs, and its 2014 executive compensation components. This section also addresses the factors most relevant to understanding the Company’s compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements. Since the Reorganization and because of the size and complexity of the Company and the Bank have not significantly increased, the executive officers receive no compensation to manage the affairs of the Company. All compensation is accomplished at the Bank level through the Board of Directors of the Bank.

Executive Summary

The Compensation Committee establishes and administers the compensation and benefit programs for the President and Chief Executive Officer and the Executive Vice President and Chief Operating Officer. The President and Chief Executive Officer establish the compensation and benefit programs for the other named executive officers. The Compensation Committee may make recommendations relative to the compensation and benefits of the executive officers to the Bank Board. The Committee, as well as the President and Chief Executive Officer for the other named executive officers, carefully considers the components of the executive compensation programs to attract and retain high quality named executive officers and to incent the behavior of named executive officers to create shareholder value.

The Compensation Committee’s and the President and Chief Executive Officer’s (for the other named executive officers) philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. Unlike other insured financial institutions physically located in the United States, the Company and Bank are uniquely geographically situated thousands of miles from the mainland United States. Because of its location, it cannot readily draw from the available pool of experienced officers that typically is available to mainland banks to manage the affairs of the Bank.

Philosophy

This Board believes that its executive compensation program should be designed and administered to provide a competitive compensation program that will enable it to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent, efficient and professional manner. The Bank Board thinks that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Bank, and which aligns executive’s interests with those of the shareholder by rewarding performance above established goals, with the ultimate objective of improving shareholder value without rewarding short-term risk-taking.

Process for Making Compensation Decisions

The Compensation Committee has the responsibility for establishing, implementing and continually monitoring adherence with the Bank’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the President and Chief Executive Officer (the “CEO”) and the Executive Vice President and Chief Operating Officer (the “COO”) is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to them are similar to other executive officers. The Compensation Committee is also responsible for the review and approval of corporate goals and objectives relevant to the compensation, including the incentive bonus, of the Bank’s CEO and COO, to evaluate the performance of the CEO and CEO in light of the goals and objectives and to determine and approve the CEO’s and COO’s compensation levels based on this evaluation.

As to the other named executives, shortly following the conclusion of each calendar year, the CEO, assisted by the Director of Human Resources, conducts an annual performance evaluation process for all named executive officers, other than for herself and the COO. As part of each annual performance evaluation, the CEO considers, among other key factors: (i) the executive’s performance of job responsibilities and achievement of individual and/or departmental objectives and (ii) management and leadership skills, such as effective communication, problem solving, business development and community involvement. In addition the named executive’s contributions to the Bank’s overall financial goals are indirectly considered. The Compensation Committee then reviews the CEO’s recommendations on the annual bonuses and salary increases for the named executive officers.

The Compensation Committee also periodically reviews the compensation levels of the Board of Directors. In its review, the Compensation Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the amount of work required both from the individual directors as well as from the Board in the aggregate.

2014 Executive Compensation Components

To implement the compensation objectives of the Board, the Bank has entered into employment agreements with its named executive officers that it believes rewards performance as measured against established goals. The Board believe that these agreements provide a fair compensation for the named executives and enables the Bank to better retain key executives to manage its affairs and to comply with the numerous Guam, Commonwealth of the Northern Mariana Islands, Republic of the Marshall Islands, Federated States of the Micronesia, Republic of Palau, California and federal laws and regulations in order to ensure the safety and soundness of the funds entrusted to it for safekeeping. Lourdes A. Leon Guerrero and William D. Leon Guerrero executed Employment Agreements in 2013. Francisco M. Atalig entered into an Employment Agreement with the Bank on January 2012.

For the fiscal year ended December 31, 2014, the principal components of compensation under each named executive employee’s employment agreements were:

Base Salary. The Bank provides named executive officers and other employees with a base salary pursuant to their employment agreements to compensate them for services rendered during the fiscal year. Base salary ranges for each named executive officers and are determined for each executive based on his position and responsibility. The base salary is adjusted annually to reflect the increase, if any, in the cost-of-living by adding to the base salary an amount obtained by multiplying the base salary by the percentage of which the level of the Consumer Price Index for the United States (as to Lourdes Leon Guerrero and William D. Leon Guerrero) and Guam (as to Francisco M. Atalig) has increased over its level as of the date of commencement of the term of the employment agreement (together with base salary, the “Adjusted Base Salary”).

Incentive Bonus. The Bank provides an incentive-based cash compensation plan for the named executive officers tied to meeting certain objectives as measured by return on assets, return on equity, Federal Deposit Insurance Corporation ratings, and level of adversely classified assets or the Bank’s efficiency performance. See “Employment Agreements” for a summary explanation of the incentive bonus.

The incentive bonus varies with each named executive officer and is set at a maximum amount. The set amount is subject to adjustments and paid quarterly in capital stocks or in cash, or combination, at the option of the named executive officer. The maximum amount is subject to review by the Compensation Committee of the Bank annually.

Adjustments To Bonus. On an annual basis, the Bank Board review the prior year’s budget and strategic plan to adjust on a quarterly basis the incentive bonus of the executive officer as follows:

a.	If the then current Return on Equity (ROE) of the Bank is below the preceding three-year average ROE of the Bank, then the Incentive Bonus is reduced by ten percent (10%);

b.	If the then current Return on Assets (ROA) of the Bank is less than that of the Bank’s peer group as published in the Federal Deposit Insurance Corporation’s (FDIC) Uniform Bank Performance Report, then the Incentive Bonus is reduced by ten percent (10%);

c.	If the then current Bank’s FDIC Commercial Examination Composite Rating (FDIC Rating) is 2 or better, there is no reduction to the Incentive Bonus; if the FDIC Rating is 3, then Incentive Bonus is reduced by fifteen percent (15%); if the FDIC Rating is 4, then the Incentive Bonus is reduced by fifty percent (50%); if the FDIC Rating is 5, then the Incentive Bonus is reduced by one-hundred percent (100%);

d.	If the then current Total Adversely Classified Items to Tier 1 Capital of the Bank plus the Allowance for Loan and Lease Losses is greater than twenty-five percent (25%), then the Incentive Bonus is reduced by ten percent (10%); and

e.	If the Efficiency Ratio of the Bank is greater than various percentages for various years for each of the named executives, the incentive bonus is reduced by five percent (5%).

For purposes of these calculations, the ROA, ROE, FDIC Rating, Total Adversely Classified Items to Tier 1 Capital, Allowance for Loan and Lease Losses and Efficiency Ratio is derived from any report of management submitted to the Board of Directors at the Board meeting immediately preceding the date of any adjustment. If any dispute arises as to the calculations of any of such figures, the Compensation Committee, subject to Board approval, makes the sole determination of such figures using whatever resources the Compensation Committee shall deem reasonably necessary.

Perquisites and Other Personal Benefits. The Bank provides named executive officers with perquisites and other personal benefits that the Board believes are reasonable and consistent with its overall compensation program to better enable the Bank to attract and retain superior employees for key positions. The Board periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

Based on the specific provisions of the employment agreements of the named executive officers, some of the perquisites include the use of automobiles, term life insurance coverage, group life, health and dental coverage, certain memberships and personal benefits. Information about the details of the 2014 perquisites and other benefits for fiscal year ended December 31, 2014 provided to the named executive officers is found in the Summary Compensation Table below.

Executive Officers

Throughout this Proxy Statement, the individuals who served as the Company’s and the Bank’s Chief Executive Officer, Chief Operating Officer and Senior Vice President and Chief Financial Officer during fiscal year 2014 are referred to as the “named executive officers.” Following is information regarding the named executive officers except for Lourdes A. Leon Guerrero and William D. Leon Guerrero, who are directors and whose information has been previously presented.

Francisco M. Atalig, 64, joined Bank of Guam in 1992 as Vice President and Operations Administrator. In 2007 he was appointed Senior Vice President and Chief Financial Officer and after the Reorganization was further appointed to the same positions for the Company. He has over 42 years of banking experience including 21 years in CitiBank as the Country Credit Officer, the Senior Country Operations and the Senior Financial Management Officer.

Summary Compensation Table

The following table sets forth compensation for services in all capacities to the Bank for the fiscal years ended December 31, 2014 and 2013 of those persons who were, at December 31, 2014 for the Company and the Bank, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Comp. ($)		Total ($)
Lourdes A. Leon Guerrero	2014	323,151	154,358		96,447	(1)	573,956
President, Chief Executive Officer, Chair of the Board	2013	310,206	155,072		112,762		578,040

William D. Leon Guerrero	2014	275,383	135,043		122,563	(2)	532,989
Executive Vice President, Chief Operating Officer	2013	251,158	135,688		119,276		506,122

Francisco A. Atalig	2014	158,523	71,011		37,578	(3)	267,112
Senior Vice President, Chief Financial Officer	2013	155,021	77,536		34,715		267,272

(1)	In accordance with the provisions of Lourdes A. Leon Guerrero’s Employment Agreement, this amount includes payments or reimbursements to Ms. Leon Guerrero for life insurance premium pursuant to Employment Agreement of $6,002 and $5,897 for 2014 and 2013, respectively, for medical and dental insurance premium pursuant to the Employment Agreement of $19,990 and $19,208 for 2014 and 2013, respectively, payments of her utilities of her primary residence of $13,227 and $19,749 for 2014 and 2013, respectively, and for the use of an automobile and related operating expenses the amounts of $1,964 and $2,602 for 2014 and 2013, respectively. Ms. Leon Guerrero also received compensation in the form of a fifty percent (50%) matching contribution to her 401(k) Plan of $9,014 and $8,838 for 2014 and 2013, respectively. Ms. Leon Guerrero was also paid $46,250 and $45,250 in Board and Committee fees for 2014 and 2013, respectively. Ms. Leon Guerrero did not receive any equity awards as compensation as a director. The Bank paid Ms. Leon Guerrero the amount of $11,218 for her spouse’s airfare to accompany her on a Bank related to functions in 2013.

(2)	In accordance with the provisions of William D. Leon Guerrero’s Employment Agreement, this amount includes payments or reimbursements to Mr. Leon Guerrero for life insurance premium pursuant to Employment Agreement of $8,795 and $8,679 for 2014 and 2013, respectively, for medical and dental insurance premium pursuant to the Employment Agreement of $36,693 and $34,229 for 2014 and 2013, respectively, for payments of his utilities of his primary residence $9,396 and $10,011 for 2014 and 2013, respectively, and for the use of an automobile and related operating expenses of $2,173 and $2,421 for 2014 and 2013, respectively. Mr. Leon Guerrero also received compensation in the form of a fifty percent (50%) matching contribution to his 401(k) Plan of $7,916 and $7,773 for 2014 and 2013, respectively. Mr. Leon Guerrero did not receive any equity awards as compensation as a director. Mr. Leon Guerrero was paid $43,750 and $44,500 for 2014 and 2013, respectively, in Board and Committee fees. On April 28, 2003, the Board of Directors authorized the payment of a companion airline ticket to allow a family member to accompany the President or the Executive Vice President for off-island medical purposes. The Bank paid $4,819 and $3,669 for 2014 and 2013, respectively, for off-island medical travel for Mr. Leon Guerrero. During such trips Mr. Leon Guerrero also conducted business for the Bank. The Bank paid Mr. Leon Guerrero the amount of $9,021 and $7,993 for his spouse’s airfare to accompany him on Bank related functions in 2014 and 2013, respectively.

(3)	In accordance with the provisions of Francisco M. Atalig’s Employment Agreement, this amount includes payments or reimbursements to Mr. Atalig for life insurance premium pursuant to Employment Agreement of $2,608 and $2,605 for 2014 and 2013, respectively, for medical and dental insurance premium pursuant to the Employment Agreement of $16,543 and $14,886 for 2014 and 2013, respectively, and compensation in the form of a fifty percent (50%) matching contribution to his 401(k) Plan of $5,427 and $5,224 for 2014 and 2013, respectively, and in Board fees the amounts of $13,000 and $12,000 for 2014 and 2013, respectively.

Employee’s 401(k) Retirement Savings Plan

The Bank has an employee benefit plan called the Bank of Guam Employee 401(k) Retirement Savings Plan (the “401(k) Plan”). For 2014, employees who meet certain eligibility requirements based on length and amount of service may voluntarily contribute up to a maximum of $17,500 to the 401(k) Plan. Employees who are 50 or older may elect to defer an additional $5,500 on top of the $17,500 for a maximum contribution of $23,000 per year. The Bank will make contributions equal to 100% of employee’s salary deferrals that do not exceed 1% of employee’s compensation, plus 50% of employee’s salary deferrals that exceed 1% but are less than 5% of employee’s compensation. Employees’ rights to the Bank’s contribution vest at the rate of 20% per annum, with 100% vesting after two years participation in the 401(k) Plan, or upon death or permanent disability. Employees may direct the investment of their 401(k) Plan accounts as set forth in the 401(k) Plan. Payments at retirement are based on the amount each employee contributed each year, the amount matched by the Bank and the performance success of the investments chosen by the employee. All eligible employees were automatically enrolled in the 401(k) Plan unless the employee actively opts out of participation in the 401(k) Plan. Lourdes A. Leon Guerrero, William D. Leon Guerrero and Francisco M. Atalig were eligible to participate in the 401(k) Plan and did not opt out of the 401(k) Plan.

Long Term Incentive Program

On January 10, 1989, the Bank Shareholders approved and the Company assumed after the Reorganization a Tandem Phantom Stock Unit/Stock Option plan authorizing the Board of Directors to enter into employment agreements with executive officers to defer up to One Hundred Thousand Dollars ($100,000) of the annual incentive bonuses payable to certain executive officers granting such officers, in lieu of cash, fully vested phantom stock units paying dividend equivalents, such phantom stock units to equal the value of the amount deferred, coupled with options to purchase three (3) shares of common stock of the Bank for each one Phantom Stock Unit granted (the “Tandem Phantom Stock Unit/Stock Option”). The Board has entered into employment agreements with William D. Leon Guerrero and Lourdes A. Leon Guerrero which grant them the right to (1) hold both the phantom stock units and the stock options and receive on each Phantom Stock Unit an amount equivalent to the dividend paid on each share of Common Stock (the “Dividend Equivalent”), or (2) tender his phantom stock units to the Bank for purchase by the Bank at the then fair market value, or (3) exercise his stock options. Upon tender by the holder of his phantom stock units for cash, he will forfeit his rights to the stock options; or upon exercise of his stock options he will forfeit his rights to the phantom stock units (and the Dividend Equivalents). The Board of Directors has not deferred an annual incentive bonus under the Tandem Phantom Stock Unit/Stock Option Plan for the years 2014, 2013, or 2012.

Employee Service Award Plan

Prior to the Reorganization, the Bank maintained an Employee Stock Service Award Plan that rewards all employees of the Bank for their time and service with the Bank. This plan has been in effect for over 25 years. After employment for five consecutive years with the Bank, the employee is awarded 50 of shares of the Company. Shares are again awarded every fifth consecutive year thereafter in increasing increments of shares as follows: 100 shares after 10 years, 300 shares after 15 years, 500 shares after 20 years, 750 shares after 25 years, 1,200 after 30 years and 2,000 shares after 35 years. Effective January 1, 2012, this Plan was amended to substitute the award of Company shares to cash or equivalent Company shares as follows: $500 after 5 years of service, $1,000 after 10 years, $3,000 after 15 years, $5,000 after 20 years, $7,500 after 25 years, $12,000 after 30 years and $20,000 after 35 years.

Supplemental Executive Retirement Plans

In 2013 the Bank Board approved entry into supplemental executive retirement agreements (“SERPs”) with the named executive officers. The SERPs were implemented to help build and retain key bank employees at the level of Vice President and up, including the named executive officers. Under the terms of the plan, differing death, disability, change in control, and post-employment/retirement benefits are provided to each of the key employees. Pursuant to the plan, agreements were entered into between the Bank and each of the key employees including the named executive officers. By defining and increasing, over each employee’s term of employment, the amounts each employee will receive upon the occurrence of certain specified events, including retirement on or after 10 years after the SERP was entered, each employee has been provided what the Board believes to be a reasonable incentive to remain with the Bank until retirement. While several provisions have been included which will serve to reduce the overall amounts payable, the agreements are expected to provide a maximum annual benefit payment at retirement for a period of 15 years in the amount of $150,000 to Lourdes A. Leon Guerrero, $100,000 to William D. Leon Guerrero, and $50,000 to Francisco M. Atalig.

In the event a participant terminates employment as a result of an early voluntary termination, change in control, early involuntary termination, or disability, his or her monthly payments or lump sum amounts will be based on annual benefit levels determined in accordance with a formula set forth in each participant’s SERP that results in benefit amounts that increase over the participant’s period of continued service, but not above the normal retirement benefit. No benefits are payable to the named executive officers if the named executive officer is terminated for cause.

In the event of the named executive’s early voluntary retirement, the Bank is obligated to payout the annual benefit multiplied by 0% if voluntary retirement occurs within the first five years, 50% if within the sixth year, 60% if within the seventh year, 70% if within the eighth year, 80% if within the ninth year, 90% within the tenth year and 100% after 10 years. There are no vested accrual balances as of December 31, 2014 for the named executive officers.

In the event of a change in control, the Bank is obligated to pay within 60 days of separation 100% of the accrual balance, as defined in the SERP agreement. If the change in control occurred on December 31, 2014 the amounts to be paid are: $294,762 to Lourdes A. Leon Guerrero, $196,508 to William D. Leon Guerrero, $98,254 to Francisco M. Atalig.

In the event of the named executive’s disability, the Bank is obligated to pay in 180 monthly payments 100% of the accrual balance, as defined in the SERP agreement. The agreements are expected to begin paying out at the Executive’s normal retirement date when defined in the SERP agreement on the first day of the month following determination of disability. The annual benefit payment under this scenario is as follows: $19,653 to Lourdes A. Leon Guerrero, $13,101 to William D. Leon Guerrero, $6,550 to Francisco M. Atalig.

In the event of the named executive’s death, the Bank is obligated to pay within 60 days of the participant’s death 100% of the accrual balance, as defined in the SERP agreement. For example, if the death occurred on December 31, 2014 the amounts to be paid are: $294,762 to Lourdes A. Leon Guerrero, $196,508 to William D. Leon Guerrero, $98,254 to Francisco M. Atalig.

To comply with Internal Revenue Code 409A, generally, named executives’ are not eligible to commence receipt of benefits until six (6) months after termination of employment.

Survivor Income Plan

The Bank Board also approved entry into a survivor income plan (“SIP”) for the named executive officers of the Bank in 2014. The SIP was implemented to help recruit, reward and retain key executives. Upon a participating executive officer’s death while employed by the Bank, the Bank will pay a death benefit to the executive officer’s beneficiary in the amount of $1,060,606.

Employee Stock Purchase Plan

The Bank of Guam 2011 Employee Stock Purchase Plan (the “2011 Plan”) was adopted by the Bank Board of Directors and approved by the Bank’s Shareholders in May 2, 2011, and subsequently adopted by the Company after the Reorganization. The 2011 Plan is open to all employees of the Company and the Bank who have met certain eligibility requirements.

Under the 2011 Plan, eligible employees can purchase, through payroll deductions, shares of common stock at a discount. The right to purchase stocks is granted to eligible employees during a period of time that is established from time to time by the Board of Directors of the Company. Eligible employees cannot accrue the right to purchase more than $25,000 worth of stock, as valued at the beginning of each offer period. Eligible employees also may not purchase more than 1,500 shares of stock under any one offer period. The shares are purchased at 85% of the value of the stock a price on the enrollment date or purchase date, whichever is less.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding vested and unvested stock options under the 2011 Plan granted to the named executive officers as of December 31, 2014.

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Options Expiration Price	Option Expiration Date
William D. Leon Guerrero	588	0	0	$8.39	March 31, 2014
	180	0	0	$7.66	June 30, 2014
Francisco M. Atalig	192	0	0	$8.39	March 31, 2014
	180	0	0	$7.66	June 30, 2014
	199	0	0	$8.06	Sept. 30, 2014
	198	0	0	$8.11	Dec. 31, 2014

Employment Agreements

The Bank has entered into employment agreements with Lourdes A. Leon Guerrero, William D. Leon Guerrero and Francisco M. Atalig. The initial terms are for five years and are subject to renegotiation upon expiration. Each agreement specifies the compensation, benefits, duties and responsibilities of each named executive officer during the term of his employment.

Chair of the Board and Chief Executive Officer. On May 1, 2013, Lourdes A. Leon Guerrero entered into an Employment Agreement, effective January 1, 2013, with the Bank to act as the President and Chief Executive Officer of the Bank, to expire December 31, 2017. The Board of Directors at their meeting of April 22, 2013 approved Lourdes A. Leon Guerrero’s Employment Agreement. The Employment Agreement provides for, among other things, the payment of an annual base salary of $300,000, with annual CPI adjustments. The Employment Agreement provides for an incentive bonus equal to 2% of the net profits after taxes of the Bank or $200,000 whichever is less, payable in capital stock of the Bank or in cash or a combination thereof. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, Federal Deposit Insurance Corporation ratings, level of adversely classified assets or the Bank’s efficiency performance. Lourdes A. Leon Guerrero also receives certain personal benefits which include (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank, (b) use of an automobile and compensation for operating expenses, (c) certain memberships and personal benefits, (d) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans, and (e) a life insurance, at the Bank’s sole expense and cost, in the sum of $500,000. Upon disability, Lourdes A. Leon Guerrero would receive her base salary adjusted for CPI increases, together with all incentive bonuses, for the remainder of the term of her Employment Agreement. The Employment Agreement also provides for the executive to receive her incentive bonus in the form of Tandem Phantom Stock Units/Stock Options rather than cash. The Employment Agreement also includes a Survivor Income Plan with a death benefit of $1,060,606 and a Supplemental Executive Retirement Plan (“SERP”) which pays out for a period of 15 years the amount of $150,000 per annum after 10 years from the date of SERP contract, at the Bank’s sole expense and cost, which benefit is generally made available to the Bank’s executive employees.

Executive Vice President and Chief Operating Officer. On June 27, 2013 William D. Leon Guerrero entered into an Employment Agreement, effective June 1, 2013, with the Bank to act as Executive Vice President and Chief Operating Officer of the Bank, to expire May 31, 2018. The Board of Directors at their meeting of April 22, 2013 approved William D. Leon Guerrero’s Employment Agreement. The Employment Agreement provides for, among other things, the payment of an annual base salary of $252,000 with annual CPI adjustments. The Employment Agreement provides for an incentive bonus equal to 1.75% of the net profits after taxes of the Bank or $150,000, whichever is less, payable in the capital stock of the Bank or in cash or combination thereof. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, Federal Deposit Insurance Corporation ratings, level of adversely classified assets or the Bank’s efficiency performance. William D. Leon Guerrero also receives certain other personal benefits including (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank, (b) use of an automobile and compensation for operating expenses, (c) certain memberships and personal benefits, (d) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans, and (e) a life insurance, at the Bank’s sole expense and cost, in the sum of $500,000. Upon disability, William D. Leon Guerrero would receive his base salary, adjusted for the CPI increases, together with all incentive bonuses for the remainder of the term of the Employment Agreement. The Employment Agreement also provides for the executive to receive his incentive bonus in the form of Tandem Phantom Stock Units/Stock Options under the terms and conditions set forth above. The Employment Agreement also includes a Survivor Income Plan with a death benefit of $1,060,606 and a SERP which pays out for a period of 15 years the amount of $100,000 per annum after 10 years from the date of SERP contract, at the Bank’s sole expense and cost, which benefit is generally made available to the Bank’s executive employees.

Senior Vice President and Chief Financial Officer. On January 1, 2012, Francisco M. Atalig entered into an Employment Agreement with the Bank to act as Senior Vice President and Chief Financial Officer of the Bank for a term of five years. The Employment Agreement provides for, among other things, the payment of an annual base salary of $147,988 with annual CPI adjustments. The Employment Agreement provides for an incentive bonus equal to .75% of the net profits after taxes of the Bank or $75,000, whichever is less, payable in the capital stock of the Bank or in cash or combination thereof. The incentive bonus shall be reduced by 5% to 100% if the Bank does not meet certain objectives, which are set forth in the Employment Agreement, as measured by return on assets, return on equity, Federal Deposit Insurance Corporation ratings, level of adversely classified assets or the Bank’s efficiency performance. Francisco M. Atalig also receives certain other personal benefits including (a) a group term life insurance policy in the amount of $700,000 maintained by the Bank and (b) the right to participate in the Bank’s group health insurance, accident insurance and disability insurance plans. Upon disability, Francisco M. Atalig would receive his base salary, adjusted for the CPI increases, together with all incentive bonuses for the remainder of the term of the Employment Agreement. The Employment Agreement also includes a Survivor Income Plan with a death benefit of $1,060,606 and a SERP which pays out for a period of 15 years the amount of $50,000 per annum after 10 years from the date of SERP contract, at the Bank’s sole expense and cost, which benefit is generally made available to the Bank’s executive employees.

Compensation Risk Assessment

In determining the level of risk arising from the Company’s and the Bank’s compensation policies and practices, a thorough review and risk assessment evaluation of the Company’s and Bank’s compensation plans for all employees as well as the overall compensation philosophy was conducted. The Compensation Committee evaluated the form and mix of compensation, controls and process, and the Company’s and Bank’s business strategies.

The Compensation Committee has concluded that the Bank’s compensation arrangements do not encourage employees to take unnecessary or excessive risks.

Discretionary Bonus

Bank of Guam has a discretionary bonus program for the Bank’s non-executive officers and staff. Contributions by the Bank to both programs are based upon the Bank’s achievement of specified levels of financial performance as determined by the President and Chief Executive Officer and approved by the Board of the Bank. In 2014, the Bank paid $150,000 for this program and bonus payments.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by:	Roger P. Crouthamel, Chairman Patricia P. Ada Joe T. San Agustin Joseph M. Crisostomo

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014.

The Audit Committee has discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner LLP”), the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended “Communication with Audit Committees” as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from Squar Milner LLP required by applicable requirements of the PCAOB regarding Squar Milner LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Squar Milner LLP with that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by:	Joe T. San Agustin, Chairman Luis G. Camacho Roger P. Crouthamel Martin D. Leon Guerrero Ralph G. Sablan Patricia P. Ada Joseph M. Crisostomo

TRANSACTIONS WITH RELATED PERSONS

The Company’s Code of Ethics provides that personal interests of directors, officers and employees of the Company must not interfere with, or appear to interfere with, the interests of the Company. Directors, officers and employees of the Company may not compete with the Company or disadvantage the Company by taking for personal gain corporate opportunities or engage in any action that creates actual or apparent conflicts of interest with the Company. Any director or officer involved in a transaction with the Company or that has an interest or a relationship that reasonably could be expected to give rise to a conflict of interest must report the matter promptly to the Audit Committee, which is responsible for determining if the particular situation is acceptable.

The Company does not have a formal policy regarding the review, approval or ratification of related party transactions. As transactions are reported, however, the Board considers any related party transactions on a case-by-case basis to determine whether the transaction or arrangement was undertaken in the ordinary course of business and whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party. If any member of the Board is interested in the transaction, that member will recuse himself from the discussion and decision on the transaction.

The following are related party transactions involving the Company’s subsidiary relative to lease agreements for two branches of the Bank and have been in existence for over 10 years. The Company believes that the lease agreements are advantageous and believes the terms are fair and reasonable to the Company.

The Bank is leasing office space in the Yigo Town Center for its Yigo Branch from Ada’s Trust & Investment Inc. (“Ada’s Trust”). Patricia P. Ada is a director for the Bank and the General Manager, Board Secretary and Assistant Treasurer for Ada’s Trust. The Bank’s ten-year lease for the 4000 square foot Yigo Branch began on December 1, 1996. The Bank has four options to renew the lease for five years each. During fiscal year 2014, the Bank paid Ada’s Trust $130,680 for rent. During the ten-year Lease term the total lease payments should equal approximately $1,134,000. The lease transaction is beneficial to the Bank and the Company and the terms of the transaction are fair to the Bank and the Company. The Bank anticipates that it may exercise one or more of its final option to renew the lease.

The Bank is leasing office space in the Macheche Plaza Shopping Center for its Dededo Branch from Macheche Plaza Development (“Macheche”). Roger P. Crouthamel is a Managing Partner of and owns a 27% interest in Macheche. The John Kerr Grandchildren’s Trust also has a 15% interest in Macheche. Roger P. Crouthamel is the Trustee for The John Kerr Grandchildren’s Trust. The Bank’s ten-year lease for the 5,574 square foot Dededo Branch began on March 30, 1990. The lease was renegotiated in 1999 to lower the rent and extend the lease for twelve years commencing June 1, 1999. The Bank has two options to renew the lease for five years each. The lease automatically renews for five years provided the Bank does not give the landlord a notice of termination 180 days prior to the termination date. The Bank has not provided the landlord with a notice of termination. During fiscal year 2014, the Bank paid Macheche Development $200,664 for rent and $38,795 for common area maintenance. During the twelve-year lease term the total lease payments should equal approximately $2,449,858. The lease transaction is beneficial to the Bank and the Company and the terms of the transaction are fair to the Bank and the Company. The Bank anticipates that it may exercise the options to renew the lease.

Additionally, the Bank has had and expects to have banking transactions in the ordinary course of business with many of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2014 no loan to any director or executive officer of the Company (or their associates) involved more than the normal risk of collectability or presented other unfavorable features.

Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested” director not participating and dollar limitations on amounts of certain loans, and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the Company, Regulation O has been complied with in its entirety.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its directors, officers, and 10% shareholders have been met on a timely basis, with the exception of director Keven F. Camacho for a Form 3 and Form 4, director Roger P. Crouthamel for a Form 5, and executive officer Francisco M. Atalig for a Form 4. The late filings were as a result of internal notification processes.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the Board of Directors is divided into three classes (Class I, Class II and Class III), all to be elected by the holders of the Common Stock of the Bank. Each Class consists of not less than three members to be elected for a term of three years, with their terms to be staggered so that one Class of directors will be elected each year. Three directors, constituting the Class I Directors, will be elected by the holders of the Common Stock at the Annual Meeting to be held on May 18, 2015.

Directors

The following directors are being nominated for election by our Board: William D. Leon Guerrero, Joseph M. Crisostomo and Keven F. Camacho.

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, please see “Board of Directors – Nominees for Directors” included elsewhere in this Proxy Statement.

Required Vote

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees to serve as Class I Directors for a term of three years. The names of the nominees for the Class I Directors and the background information furnished by them, including their principal occupations and their employment for the past five years, are set forth above in the section entitled Nominees for Directors. Although it is not contemplated that any nominee will decline or be unable to serve as director, in either such event, the proxies will be voted by the proxy holders for the election of other persons as may be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NUMBER 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of our named executive officers as described in detail under the Executive Compensation section of this Proxy Statement.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our executive compensation programs are designed to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent, efficient and professional manner.

The Company’s compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and the Bank, and which aligns executive’s interests with those of the shareholder by rewarding performance above established goals, with the ultimate objective of improving shareholder value without rewarding short-term risk-taking. The components of the compensation of executive officers are described in more detail under the heading “2014 Executive Compensation Components.”

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors and the Compensation Committee value the opinions of the shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICERS COMPENSATION, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES AND RELATED NARRATIVE CONTAINED IN THE PROXY STATEMENT.

PROPOSAL NUMBER 3:

FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the frequency of advisory shareholders votes on the compensation of our named executive officers every three years. Pursuant to Section 14A of the Securities and Exchange Act of 1934, shareholders may indicate whether they would prefer an advisory vote on the named executive officers’ compensation once every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on our named executive officers compensation that occurs once every three years is the most appropriate alternative for the company and therefore the Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of prior advisory vote on executive compensation.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s Proxy statement should be every year, every two years, or every three years.”

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NUMBER 4:

AMENDMENT OF ARTICLES OF INCORPORATION

The Board of Directors has approved the amendment of the Articles of Incorporation (the “Amended Articles”) to provide for the creation of a new class of shares to be known as preferred shares (the “Preferred Shares”) and will submit the Amended Articles to the shareholders at the Annual Meeting. The growth of the Company requires that the capital of the Company be increased. The Board of Directors of the Company has the existing ability to raise additional capital by the issuance of common stock, up to the unissued amount of common stock authorized by the Company’s existing Articles and would retain that ability under the Amended Articles. The Board believes that taking into account market and other circumstances, which may vary from time to time, the issuance of Preferred Stock may be a practical, flexible and desirable alternate means to provide the Company with additional capital. The Board has no specific or immediate plans to issue Preferred Stock but desires that the issuance of Preferred Stock upon the terms set out in the proposed Amended Articles be available as an option to be pursued as circumstances warrant.

The Amendment to Article IV of the Articles provides that the capitalization plan of the Company be amended to allow for capitalization of the Company through both preferred and common shares. The authorized capital stock of the Company will be Forty Million Dollars ($40,000,000), divided into three hundred thousand (300,000) shares of preferred stock with a par value of One Hundred Dollars ($100.00) per share for a total value of Thirty Million Dollars ($30,000,000) and, as at present, forty-eight million (48,000,000) shares of common stock with a par value of $0.2083 per share for a total value of Ten Million Dollars ($10,000,000). None of Board of Directors, executive officers or principal shareholders of the Company have a substantial interest, direct or indirect, in the purchase or sale of the Preferred Shares.

The Amendment to Article IV of the Articles provides for the creation of a new class of Preferred Shares having certain rights and preferences. The Preferred Shares will be senior to the common shares and the common shares will be subject to all the rights and preferences of the Preferred Shares. The Preferred Shares may be issued in one or more series, as determined by the Board of Directors, with each series appropriately designated by a letter, number or title. Each series will be issued under the same qualifications, limitations and restrictions without distinction between series, except only in regard to the following particulars, which may vary with different series as determined in the resolutions providing for the issuance of the shares of the respective series:

(a) whether dividends payable on shares of such series shall be cumulative or noncumulative and the provisions applicable to such series in respect to the amount and payment of dividends upon shares of such series;

(b) the amount or amounts payable upon redemption thereof and the time and manner in which the same may be redeemed;

(c) the amount or amounts to be distributed to holders thereof upon any voluntary or involuntary dissolution of the corporation;

(d) the provisions of the sinking fund, if any, with respect thereto;

(e) the limitations, if any, upon the issuance of additional preferred shares in the same or a subsequent series.

These particulars may vary depending, among other things, upon market conditions at the time of issuance of a series of preferred, and to assure that a particular series of preferred has the desired and intended regulatory capital classification.

The Preferred Shares will not have rights to be converted into shares of common stock.

The Preferred Shares shall not have voting rights except as provided by law. In general, voting rights are afforded by the Guam Business Corporation Code to Preferred Shares as a voting group or in some circumstances, separate voting groups, in the case of certain mergers or share exchanges, or certain amendments to the Articles of Incorporation of the Company as provided by 18 G.C.A. §§ 281003 and 281004, and where such voting rights apply, requires the approval of each voting group to the amendment, merger or share exchanges as the case may be.

In general and as set forth more fully in Article IV, Section 3, of the Amended Articles, dividends on common shares may be paid only after all dividends due to cumulative Preferred Shares have been paid in full or set aside for payment and sinking fund payments, if any, upon shares of all preferred series have been set aside. Dividends for common shares will continue to be determined by the Board of Directors and will be paid out of funds legally available for that purpose, after taking into account, among other things, requirements as to payments to the holders of the Preferred Shares.

At the time each series of Preferred Shares is authorized, the Board of Directors will determine the amount to be paid in cash to redeem that series of Preferred Shares and whether it is appropriate to establish a fund to redeem that series (a “sinking fund”). All amounts, if any, required to be set aside for such a sinking fund must be set aside before any dividend may be declared or paid upon common shares.

Upon liquidation or dissolution of the Company, the holders of Preferred Shares of all series will be paid in full before the net assets of the Company are distributed to the holders of common shares. However, once paid in full, the holders of Preferred Shares will not thereafter share in any assets remaining for distribution to the holders of common shares.

Holders of Preferred Shares will not be entitled to any preemptive or preferential right to purchase any shares of the Company whether now or hereafter authorized.

The Board of Directors will be authorized to issue Preferred Shares in one or more series up to the maximum authorized number of three hundred thousand shares (300,000) without further Shareholder approval.

As part of the proposed amendment of the Articles, certain other provisions of the Articles would also be amended to align themselves with this amendment.

If approved, the amendment of the Articles will be effective at the close of business on the date of filing the amendment of the Articles with the Guam Department of Revenue and Taxation.

The description in this Proxy Statement of the proposed amendment of the Articles is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Articles, as amended and restated by the proposed amendment, which is attached to this Proxy Statement as Annex A. For convenience of reference, a copy of the Company’s Articles showing the proposed amendment, with deleted text shown in strikethrough and added text shown as bold-underlined, is attached to this Proxy Statement as Annex B.

Approval of Proposal No. 4 requires the affirmative vote of a majority of the Company’s outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE ARTICLES

OF INCORPORATION TO PROVIDE FOR THE CREATION OF A NEW CLASS OF SHARES TO BE KNOWN

AS PREFERRED SHARES.

PROPOSAL NUMBER 5:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner, LLP”), independent auditors, to perform audit services for the Company and its subsidiary, Bank of Guam, for 2015. It is anticipated that a member of that firm will be present at the Annual Meeting. That representative is not expected to make a statement but will be available to answer any questions.

The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Squar Milner LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP FOR 2015

Independent Registered Public Accounting Firm

On November 17, 2011 the Company retained Squar Milner LLP as its independent accountant. Squar Milner LLP is licensed to practice public accounting in Guam. The Audit Committee of the Company approved the engagement of Squar Milner LLP, a PCAOB-registered firm, for the audit of the Company’s December 31, 2014 financial statements.

The audit reports on the financial statements of the Company and the Bank as of and for the fiscal years ended December 31, 2014, 2013 and 2012 were issued by Squar Milner LLP and did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Following are disclosures regarding the fees billed by Squar Milner LLP during 2014, 2013 and 2012. It is the policy of the Audit Committee that all engagements for auditing services, and non-audit services be preapproved by the Audit Committee. The preapproval includes a review of the services to be undertaken and the estimated fees that will be incurred. The Audit Committee has considered whether the provision of non-audit services by Squar Milner LLP is compatible with maintaining auditor independence.

Squar Milner LLP performed the following services for the Company relating to the year ended December 31, 2014, 2013 and 2012:

Audit Services Rendered by Squar Milner LLP in 2014. Audit services rendered by Squar Milner LLP consisted of an audit of the Company’s consolidated financial statements for the year ended December 31, 2014 contained in the Company’s Annual Report on Form 10-K, and in connection therewith, audits of the consolidated financial statements for the years ended December 31, 2013 and 2012 and their reviews of the Company’s quarterly reports on Form 10-Q during the year ended December 31, 2014.

Audit Related Services Rendered by Squar Milner LLP in 2014. Audit related services rendered by Squar Milner LLP in 2014 consisted of services in connection with the Company’s statutory reviews of the December 31, 2014 financial statements for the Republic of Palau Branch, Commonwealth of the Northern Mariana Islands Branch, Republic of the Marshall Islands Branch and the Federated States of Micronesia Branch.

Tax Services. Squar Milner LLP did not rendered any tax services to us during 2014, 2013, and 2012.

The following table contains information regarding the fees billed by Squar Milner LLP for the services it rendered to us in 2014, 2013 and 2012.

	2014	2013	2012
Audit Services	$315,000	$402,500	$415,000
Audit Related Services	$20,000	$20,000	$20,000
Tax Services	$0	$0	$0
Other	$0	$0	$0

Pre-approval of Services by Principal Accountant

The Audit Committee will consider annually and, if appropriate, approve audit services by its principal accountant. In addition, the Audit Committee will consider and, if appropriate, pre-approve certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements.

The Audit Committee pre-approved all audit fees of Squar Milner LLP during fiscal year 2014 and audit fees of Squar Milner LLP during fiscal years 2013 and 2012.

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

SHAREHOLDER PROPOSALS

Shareholders may present proposals which are proper subjects for consideration at the 2016 Annual Meeting of Shareholders of the Company for inclusion in the proxy materials relating to that meeting. These proposals must be submitted in writing to the Bank of Guam, Post Office Box BW, Hagåtña, Guam 96932, Attention: Lourdes A. Leon Guerrero, President and Chair of the Board or William D. Leon Guerrero, Executive Vice President and Chief Operating Officer. The proposals must be received by the Bank by December 10, 2015 in order to be included in the proxy materials for the 2016 Annual Meeting. Any proposals of shareholders not to be included in the proxy materials and received after February 2, 2016, will be deemed to be received in an untimely fashion and proxies granted hereunder will be voted at the discretion of Lourdes A. Leon Guerrero or William D. Leon Guerrero.

Form 10-K

THE COMPANY’S ANNUAL REPORT FOR 2014 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANKGUAM HOLDING COMPANY, P.O. BOX BW, HAGATNA, GUAM 96932.

It is available in the Investor Relations section of the Company’s website at www.bankofguam.com. The Company’s Annual Report serves as the Bank’s annual disclosure statement under Part 350 of FDIC Rules and Regulations.

By order of the Board of Directors

/s/ Martin D. Leon Guerrero
Martin D. Leon Guerrero
Asst. Corporate Secretary

April 8, 2015

Annex A

FIRST

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BankGuam Holding Company

The undersigned desiring to become incorporated as a corporation under and in accordance with the laws of Guam, and to obtain the benefits conferred by said laws upon corporations, do hereby mutually agree upon and enter into the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation shall be: BankGuam Holding Company.

ARTICLE TWO

The place of the principal office of the corporation shall initially be in Hagåtña, Guam, and there may be such subordinate or branch offices in such place or places within or without Guam as may be deemed necessary or requisite by the Board of Directors to transact the business of the corporation.

ARTICLE THREE

The corporation is organized for the purposes of (1) acting as a bank holding company and/or financial holding company and (2) engaging in any lawful activity within the purposes for which corporations may be organized under the Guam Corporation Code.

ARTICLE FOUR

1. The capital stock of the corporation shall be Forty Million Dollars ($40,000,000), divided into three hundred thousand (300,000) shares of preferred stock of the par value of $100.00 per share and forty-eight million (48,000,000) shares of common stock of the par value of $0.208 1/3 per share. The Board of Directors is authorized to determine the consideration and the terms and conditions on which shares may be issued, and the portion of such consideration which shall constitute capital and the portion, if any, which shall constitute paid-in surplus, subject to the applicable provisions of these Articles and the provisions of law. The preferred and common shares shall have the following preferences, powers and rights.

2. Senior Shares. The preferred shares are senior to the common shares, and the common shares are junior and subject to all of the rights and preferences of the preferred shares as hereinafter set forth.

3. Preferred Shares in Series. The preferred shares may be issued from time to time in one or more series, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Each series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. All shares of each series of preferred shares shall be alike in every particular and all preferred shares shall be of equal rank and have the same powers, preferences, and rights, and shall be subject to the same qualifications, limitations, and restrictions, without distinction between the shares of different series thereof, except only in regard to the following particulars, which may vary with different series as determined in the resolutions providing for the issuance of the shares of the respective series:

(a) whether dividends payable on shares of such series shall be cumulative or noncumulative and the provisions applicable to such series in respect to the amount and payment of dividends upon shares of such series;

(b) the amount or amounts payable upon redemption thereof and the time and manner in which the same may be redeemed;

(c) the amount or amounts to be distributed to holders thereof upon any voluntary or involuntary dissolution of the corporation;

(d) the provisions of the sinking fund, if any, with respect thereto;

(e) the limitations, if any, upon the issuance of additional preferred shares in the same or a subsequent series.

The designation of each particular series of preferred shares and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued, and shall be set forth in full or summarized on the certificates for such series or, alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

Before issuing any preferred shares of a series created under this Article Four, the corporation must deliver to the Director of Revenue & Taxation for filing amended articles of incorporation, which are effective without shareholder action. Such amended articles of incorporation shall include provisions determining the terms of the class or series of shares as duly adopted by the Board of Directors. When any preferred shares of a series created under this Article Four are no longer outstanding, the corporation may deliver to the Director of Revenue & Taxation for filing amended articles of incorporation which are effective without shareholder action, omitting the provisions determining the terms of the series of shares no longer outstanding.

4. Dividends.

(a) The holders of preferred shares of each series shall be entitled to receive, out of any funds legally available for that purpose, if, when and as declared by the Board of Directors, cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors for such series, and no more, payable quarterly on the days fixed by the Board of Directors for the first series.

(b) Such dividends as to a series may be cumulative, or noncumulative as determined by the Board of Directors in the resolution authorizing issuance of such series.

(c) If cumulative such dividends shall be deemed to accrue from day to day regardless of whether or not earned or declared, and shall commence to accrue on each preferred share from such date or dates or in such manner as may be fixed by the Board of Directors in the resolution authorizing issuance of such shares.

(d) In no event, so long as any cumulative preferred shares shall remain outstanding, shall any dividend whatsoever (other than a dividend payable in shares ranking junior to the preferred shares) be declared or paid upon, nor shall any distribution be made or ordered in respect of, noncumulative preferred shares or the common shares or any other class or shares ranking junior to the preferred shares, nor shall any moneys (other than the net proceeds received from the sale of shares ranking junior to the preferred shares) be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of noncumulative preferred shares, or common shares or of any other class of shares ranking junior to the preferred shares unless

(i) all dividends on the cumulative preferred shares of all series for past dividend periods shall have been paid and the full dividend on all outstanding cumulative preferred shares of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

(ii) the corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the preferred shares of all series, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been cured.

5. Redemption of Preferred Shares. Subject to the provisions of Section 3 and subject, as to any series of preferred, to any restrictions in the resolution of the Board of Directors as to the time or times at which the shares of such series may be redeemed, the corporation, with the approval of the Board of Directors, may redeem the whole, or from time to time may redeem any part, of any series of preferred shares, by paying therefor in cash the amount which shall have been determined in the resolution or resolutions authorizing such series, to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series, in the discretion of the Board of Directors; if the redemption is a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the Board of Directors.

Subject to the foregoing provisions and to any qualifications, limitations, or restrictions applicable to any particular series of preferred shares which may be stated in the resolution or resolutions providing for the issuance of such series, the Board of Directors shall have authority to prescribed from time to time the manner in which any series of preferred shares shall be redeemed.

6. Dissolution. In the event of dissolution of the corporation there shall be distributed from the amounts available for distribution to the shareholders of the corporation, prior to any distribution being made to the holders of or on account of the common shares of the corporation, or to the holders of any class or any series of shares otherwise subordinate to the preferred shares, the following:

(a) To the holders of any cumulative preferred shares, the amount of any accumulated and unpaid dividends upon such cumulative preferred shares. In the event amounts available for distribution are insufficient for such purpose, then payment shall be made to the holders of such cumulative preferred shares on account thereof ratably in proportion to the amounts to which they are respectively entitled from funds available for such purpose;

(b) If all accumulated but unpaid dividends upon cumulative preferred shares have been paid, there shall be distributed to the holders of the cumulative and noncumulative preferred shares of each series the amounts payable to them upon dissolution as provided in the resolution authorizing such series of preferred shares. In the event the amounts available for distribution are insufficient for such purposes, then the holders of the cumulative and noncumulative preferred shares shall share ratably in amounts available for distribution in proportion to the amounts to which they are respectively entitled. The preferred shares shall not be entitled to any further payment and any remaining net assets shall be distributed ratably to all outstanding common shares. Neither a consolidation nor a merger of the corporation with or into any other corporation or corporations nor the sale of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this clause.

7. No Preemptive Rights. No holder of preferred shares shall be entitled to any preferential or preemptive right to purchase any common or preferred share or any share of any class of the corporation, whether now or hereafter authorized.

8. Voting Rights. Each outstanding share of common stock of the corporation shall be entitled to one (1) vote for each matter submitted to a vote at any meeting of Shareholders of the corporation. In the event of the election of Directors, each outstanding share of common stock of the corporation shall be entitled to one (1) vote for as many Directors as are to be elected. The voting for Directors shall not be cumulative. The preferred shares shall have no voting rights except as granted by law.

9. No Preemptive Rights. No holder of common shares or of preferred shares shall be entitled to any preferential or preemptive right to subscribe to or purchase any common or preferred share or any share of any class of the corporation; whether now or hereafter authorized.

ARTICLE FIVE

1. Number and Classification of Directors. The number of Directors which shall constitute the whole Board of Directors of the corporation shall not be less than eleven, the exact number of Directors to be determined from time to time by the By-Laws. Until otherwise determined, the Board of Directors shall consist of eleven Directors, to be elected by the holders of the common stock of the corporation (the “Shareholders”). The Directors elected by the Shareholders shall be divided into three classes, to be respectively designated as Class I, Class II and Class III, of which each class shall contain at least three Directors. The Directors of each Class shall be elected for terms of three (3) years or until their successors are elected and qualified.

All classes elected by the Shareholders shall be as nearly equal as possible and the number of Directors to be elected by the Shareholders in each Class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors to be elected by the Shareholders by three. If a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra Director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra Directors shall be a member of Class III and the other extra Director shall be a member of Class II. Class I shall initially consist of three (3) Directors, and Class II and Class III shall initially consist of four (4) Directors each.

2. Term of Office. The terms of office of the Directors of Class III shall expire and their successors shall be elected at the annual meeting of shareholders for 2011, those of Class I shall expire and their successors shall be elected at the annual meeting of shareholders for 2012 and those of Class II shall expire and their successors shall be elected at the annual meeting of shareholders for 2013. At each annual meeting after 2013 Directors of the Class whose terms expire in that year shall be elected for a term of three (3) years.

3. Vacancies. In the event that any vacancy shall occur in the Board of Directors whether because of death, resignation, removal, newly created Directorships resulting from any increase in the authorized number of Directors or any other reason, such vacancy may be filled by the vote of a majority of the Directors then in office, although less than a quorum, at any meeting of the Board of Directors. The Shareholders may at any time elect a Director to fill any vacancy not so filled by the Directors, and may elect additional Directors to be elected to the Board of Directors by the Shareholders at any meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of such Directors. A Director elected to fill a vacancy, other than a newly created Directorship, shall hold office for the unexpired term of his or her predecessor. A Director elected to fill a newly created Directorship shall, at the time of such election, be designated by a majority of the Directors then in office as a Class I Director, Class II Director or Class III Director in accordance with the provisions of Section 1 of this Article Five, so that after such designation each of the three classes shall be nearly equal in number as possible and every Director so elected and designated shall hold office until the expiration of the term of the other Directors in his Class.

4. Initial Directors and Classification. The names and addresses of the persons who are the first directors of the corporation and their designated Class are as follows:

Name	Address

Class I Directors:

William D. Leon Guerrero	P O Box 92 Hagatna, Guam 96932

Dr. Luis G. Camacho	P O Box 2164 Hagatna, Guam 96932

Joseph M. Crisostomo	153 Rosario Loop, Barrigada, Guam 96913

Class II Directors:

Roger P. Crouthamel	P O Box 3573 Hagatna, Guam 96932

Dr. Ralph G. Sablan	P O Box FQ Hagatna, Guam 96932

Patricia P. Ada	P O Box 2889 Hagatna, Guam 96932

Frances L.G. Borja	P O Box 500922 CK Saipan MP 96950

Class III Directors:

Lourdes A. Leon Guerrero	P O Box BW Hagatna, Guam 96932

Joe T. San Agustin	P O Box 1596 Hagatna, Guam 96932

Martin D. Leon Guerrero	P O Box 2293 Hagatna, Guam 96932

Joaquin P.L.G. Cook	210 Archbishop Flores St., Hagatna, Guam 96910

5. Powers. All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors, except as otherwise provided by law, these Articles of Incorporation, or by the By-Laws of the corporation; and, in furtherance and not in limitation of said general powers, the Board of Directors shall have power to: acquire and dispose of property; appoint a general manager, branch managers, and such other managers, officers or agents of the corporation as in its judgment this business may require, and to confer upon and to delegate to them by power of attorney or otherwise, such power and authority as it shall determine; fix the salaries or compensation of any or all of its officers, agents and employees, and in its discretion, require security of any of them for the faithful performance of any of their duties, declare dividends in accordance with law when it shall deem it expedient; make rules and regulations not inconsistent with law or these Articles of Incorporation or the By-Laws for the transaction of business; instruct the officers or agents of the corporation with respect to, and to authorize the voting of, stock of other corporations owned or held by this corporation; incur such indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation’s capital stock; create such committees (including but not limited to, an executive committee or committees) and to designate and to confer upon such committees such powers and authority as may by resolution be set forth for purpose of carrying on or exercising any of the powers of the corporation; create and set aside reserve funds for any purpose, and to invest any funds of the corporation in such securities or other property as to it may seem proper; remove or suspend any officer; and, generally, to do any and every lawful act necessary or proper to carry out and into effect the powers, purposes and objects of this corporation.

ARTICLE SIX

The existence of this corporation is to be perpetual, subject to the power of the Legislature under the Organic Act of Guam.

ARTICLE SEVEN

Service of legal process may be made upon the corporation in the manner provided by law.

ARTICLE EIGHT

No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by such shareholder.

ARTICLE NINE

The name and address of the incorporator is as follows:

NAME	ADDRESS

Lourdes A. Leon Guerrero	111 Chalan Santo Papa, Hagatna, Guam 96910

ARTICLE TEN

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director of the corporation, or is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the extent permitted by the laws of Guam and in any manner consistent with the laws of Guam.

IN WITNESS WHEREOF, the incorporator hereinbefore named has hereunto set her hand this      day of             , 2015.

LOURDES A. LEON GUERRERO

Annex B

FIRST

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BankGuam Holding Company

The undersigned desiring to become incorporated as a corporation under and in accordance with the laws of Guam, and to obtain the benefits conferred by said laws upon corporations, do hereby mutually agree upon and enter into the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation shall be: BankGuam Holding Company.

ARTICLE TWO

The place of the principal office of the corporation shall initially be in Hagåtña, Guam, and there may be such subordinate or branch offices in such place or places within or without Guam as may be deemed necessary or requisite by the Board of Directors to transact the business of the corporation.

ARTICLE THREE

The corporation is organized for the purposes of (1) acting as a bank holding company and/or financial holding company and (2) engaging in any lawful activity within the purposes for which corporations may be organized under the Guam Corporation Code.

ARTICLE FOUR

~~The corporation shall have Forty Eight Million (48,000,000) shares of common stock of the par value of $0.208 1/3 per share. The Board of Directors is authorized to determine the consideration and the terms and conditions on which shares may be issued, and the portion of such consideration which shall constitute capital and the portion, if any, which shall constitute paid-in surplus, subject to the applicable provisions of these Articles and the provisions of law.~~

1. The capital stock of the corporation shall be Forty Million Dollars ($40,000,000), divided into three hundred thousand (300,000) shares of preferred stock of the par value of $100.00 per share and forty-eight million (48,000,000) shares of common stock of the par value of $0.208 1/3 per share. The Board of Directors is authorized to determine the consideration and the terms and conditions on which shares may be issued, and the portion of such consideration which shall constitute capital and the portion, if any, which shall constitute paid-in surplus, subject to the applicable provisions of these Articles and the provisions of law. The preferred and common shares shall have the following preferences, powers and rights.

2. Senior Shares. The preferred shares are senior to the common shares, and the common shares are junior and subject to all of the rights and preferences of the preferred shares as hereinafter set forth.

3. Preferred Shares in Series. The preferred shares may be issued from time to time in one or more series, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Each series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. All shares of each series of preferred shares shall be alike in every particular and all preferred shares shall be of equal rank and have the same powers, preferences, and rights, and shall be subject to the same qualifications, limitations, and restrictions, without distinction between the shares of different series thereof, except only in regard to the following particulars, which may vary with different series as determined in the resolutions providing for the issuance of the shares of the respective series:

a. whether dividends payable on shares of such series shall be cumulative or noncumulative and the provisions applicable to such series in respect to the amount and payment of dividends upon shares of such series;

b. the amount or amounts payable upon redemption thereof and the time and manner in which the same may be redeemed;

c. the amount or amounts to be distributed to holders thereof upon any voluntary or involuntary dissolution of the corporation;

d. the provisions of the sinking fund, if any, with respect thereto;

e. the limitations, if any, upon the issuance of additional preferred shares in the same or a subsequent series.

The designation of each particular series of preferred shares and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued, and shall be set forth in full or summarized on the certificates for such series or, alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

Before issuing any preferred shares of a series created under this Article Four, the corporation must deliver to the Director of Revenue & Taxation for filing amended articles of incorporation, which are effective without shareholder action. Such amended articles of incorporation shall include provisions determining the terms of the class or series of shares as duly adopted by the Board of Directors. When any preferred shares of a series created under this Article Four are no longer outstanding, the corporation may deliver to the Director of Revenue & Taxation for filing amended articles of incorporation which are effective without shareholder action, omitting the provisions determining the terms of the series of shares no longer outstanding.

4. Dividends.

a. The holders of preferred shares of each series shall be entitled to receive, out of any funds legally available for that purpose, if, when and as declared by the Board of Directors, cash dividends thereon at such rate per annum as shall be fixed by resolution of the Board of Directors for such series, and no more, payable quarterly on the days fixed by the Board of Directors for the first series.

b. Such dividends as to a series may be cumulative, or noncumulative as determined by the Board of Directors in the resolution authorizing issuance of such series.

c. If cumulative such dividends shall be deemed to accrue from day to day regardless of whether or not earned or declared, and shall commence to accrue on each preferred share from such date or dates or in such manner as may be fixed by the Board of Directors in the resolution authorizing issuance of such shares.

d. In no event, so long as any cumulative preferred shares shall remain outstanding, shall any dividend whatsoever (other than a dividend payable in shares ranking junior to the preferred shares) be declared or paid upon, nor shall any distribution be made or ordered in respect of, noncumulative preferred shares or the common shares or any other class or shares ranking junior to the preferred shares, nor shall any moneys (other than the net proceeds received from the sale of shares ranking junior to the preferred shares) be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of noncumulative preferred shares, or common shares or of any other class of shares ranking junior to the preferred shares unless

i. all dividends on the cumulative preferred shares of all series for past dividend periods shall have been paid and the full dividend on all outstanding cumulative preferred shares of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

ii. the corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the preferred shares of all series, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been cured.

5. Redemption of Preferred Shares. Subject to the provisions of Section 3 and subject, as to any series of preferred, to any restrictions in the resolution of the Board of Directors as to the time or times at which the shares of such series may be redeemed, the corporation, with the approval of the Board of Directors, may redeem the whole, or from time to time may redeem any part, of any series of preferred shares, by paying therefor in cash the amount which shall have been determined in the resolution or resolutions authorizing such series, to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series, in the discretion of the Board of Directors; if the redemption is a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the Board of Directors.

Subject to the foregoing provisions and to any qualifications, limitations, or restrictions applicable to any particular series of preferred shares which may be stated in the resolution or resolutions providing for the issuance of such series, the Board of Directors shall have authority to prescribed from time to time the manner in which any series of preferred shares shall be redeemed.

6. Dissolution. In the event of dissolution of the corporation there shall be distributed from the amounts available for distribution to the shareholders of the corporation, prior to any distribution being made to the holders of or on account of the common shares of the corporation, or to the holders of any class or any series of shares otherwise subordinate to the preferred shares, the following:

a. To the holders of any cumulative preferred shares, the amount of any accumulated and unpaid dividends upon such cumulative preferred shares. In the event amounts available for distribution are insufficient for such purpose, then payment shall be made to the holders of such cumulative preferred shares on account thereof ratably in proportion to the amounts to which they are respectively entitled from funds available for such purpose;

b. If all accumulated but unpaid dividends upon cumulative preferred shares have been paid, there shall be distributed to the holders of the cumulative and noncumulative preferred shares of each series the amounts payable to them upon dissolution as provided in the resolution authorizing such series of preferred shares. In the event the amounts available for distribution are insufficient for such purposes, then the holders of the cumulative and noncumulative preferred shares shall share ratably in amounts available for distribution in proportion to the amounts to which they are respectively entitled. The preferred shares shall not be entitled to any further payment and any remaining net assets shall be distributed ratably to all outstanding common shares. Neither a consolidation nor a merger of the corporation with or into any other corporation or corporations nor the sale of all or substantially all of the assets of the corporation shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this clause.

7. No Preemptive Rights. No holder of preferred shares shall be entitled to any preferential or preemptive right to purchase any common or preferred share or any share of any class of the corporation, whether now or hereafter authorized.

8. Voting Rights. Each outstanding share of common stock of the corporation shall be entitled to one (1) vote for each matter submitted to a vote at any meeting of Shareholders of the corporation. In the event of the election of Directors, each outstanding share of common stock of the corporation shall be entitled to one (1) vote for as many Directors as are to be elected. The voting for Directors shall not be cumulative. The preferred shares shall have no voting rights except as granted by law.

~~1.~~9. No Preemptive Rights. No holder of common shares or of preferred shares shall be entitled to any preferential or preemptive right to subscribe to or purchase any common or preferred share or any share of any class of the corporation; whether now or hereafter authorized.

ARTICLE FIVE

1. Number and Classification of Directors. The number of Directors which shall constitute the whole Board of Directors of the corporation shall not be less than eleven, the exact number of Directors to be determined from time to time by the By-Laws. Until otherwise determined, the Board of Directors shall consist of eleven Directors, to be elected by the ~~Shareholders~~ holders of the common stock of the corporation (the “Shareholders”). The Directors elected by the Shareholders shall be divided into three classes, to be respectively designated as Class I, Class II and Class III, of which each class shall contain at least three Directors. The Directors of each Class shall be elected for terms of three (3) years or until their successors are elected and qualified.

All classes elected by the Shareholders shall be as nearly equal as possible and the number of Directors to be elected by the Shareholders in each Class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors to be elected by the Shareholders by three. If a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra Director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra Directors shall be a member of Class III and the other extra Director shall be a member of Class II. Class I shall initially consist of three (3) Directors, and Class II and Class III shall initially consist of four (4) Directors each.

2. Term of Office. The terms of office of the Directors of Class III shall expire and their successors shall be elected at the annual meeting of shareholders for 2011, those of Class I shall expire and their successors shall be elected at the annual meeting of shareholders for 2012 and those of Class II shall expire and their successors shall be elected at the annual meeting of shareholders for 2013. At each annual meeting after 2013 Directors of the Class whose terms expire in that year shall be elected for a term of three (3) years.

3. Vacancies. In the event that any vacancy shall occur in the Board of Directors whether because of death, resignation, removal, newly created Directorships resulting from any increase in the authorized number of Directors or any other reason, such vacancy may be filled by the vote of a majority of the Directors then in office, although less than a quorum, at any meeting of the Board of Directors. The Shareholders may at any time elect a Director to fill any vacancy not so filled by the Directors, and may elect additional Directors to be elected to the Board of Directors by the Shareholders at any meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of such Directors. A Director elected to fill a vacancy, other than a newly created Directorship, shall hold office for the unexpired term of his or her predecessor. A Director elected to fill a newly created Directorship shall, at the time of such election, be designated by a majority of the Directors then in office as a Class I Director, Class II Director or Class III Director in accordance with the provisions of Section 1 of this Article Five, so that after such designation each of the three classes shall be nearly equal in number as possible and every Director so elected and designated shall hold office until the expiration of the term of the other Directors in his Class.

4. Initial Directors and Classification. The names and addresses of the persons who are the first directors of the corporation and their designated Class are as follows:

Name	Address

Class I Directors:

William D. Leon Guerrero	P O Box 92 Hagatna, Guam 96932

Dr. Luis G. Camacho	P O Box 2164 Hagatna, Guam 96932

Joseph M. Crisostomo	153 Rosario Loop, Barrigada, Guam 96913

Class II Directors:

Roger P. Crouthamel	P O Box 3573 Hagatna, Guam 96932

Dr. Ralph G. Sablan	P O Box FQ Hagatna, Guam 96932

Patricia P. Ada	P O Box 2889 Hagatna, Guam 96932

Frances L.G. Borja	P O Box 500922 CK Saipan MP 96950

Class III Directors:

Lourdes A. Leon Guerrero	P O Box BW Hagatna, Guam 96932

Joe T. San Agustin	P O Box 1596 Hagatna, Guam 96932

Martin D. Leon Guerrero	P O Box 2293 Hagatna, Guam 96932

Joaquin P.L.G. Cook	210 Archbishop Flores St., Hagatna, Guam 96910

5. Powers. All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors, except as otherwise provided by law, these Articles of Incorporation, or by the By-Laws of the corporation; and, in furtherance and not in limitation of said general powers, the Board of Directors shall have power to: acquire and dispose of property; appoint a general manager, branch managers, and such other managers, officers or agents of the corporation as in its judgment this business may require, and to confer upon and to delegate to them by power of attorney or otherwise, such power and authority as it shall determine; fix the salaries or compensation of any or all of its officers, agents and employees, and in its discretion, require security of any of them for the faithful performance of any of their duties, declare dividends in accordance with law when it shall deem it expedient; make rules and regulations not inconsistent with law or these Articles of Incorporation or the By-Laws for the transaction of business; instruct the officers or agents of the corporation with respect to, and to authorize the voting of, stock of other corporations owned or held by this corporation; incur such indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation’s capital stock; create such committees (including but not limited to, an executive committee or committees) and to designate and to confer upon such committees such powers and authority as may by resolution be set forth for purpose of carrying on or exercising any of the powers of the corporation; create and set aside reserve funds for any purpose, and to invest any funds of the corporation in such securities or other property as to it may seem proper; remove or suspend any officer; and, generally, to do any and every lawful act necessary or proper to carry out and into effect the powers, purposes and objects of this corporation.

ARTICLE SIX

The existence of this corporation is to be perpetual, subject to the power of the Legislature under the Organic Act of Guam.

ARTICLE SEVEN

Service of legal process may be made upon the corporation in the manner provided by law.

ARTICLE EIGHT

No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by such shareholder.

ARTICLE NINE

The name and address of the incorporator is as follows:

NAME	ADDRESS

Lourdes A. Leon Guerrero	111 Chalan Santo Papa, Hagatna, Guam 96910

ARTICLE TEN

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director of the corporation, or is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the extent permitted by the laws of Guam and in any manner consistent with the laws of Guam.

IN WITNESS WHEREOF, the incorporator hereinbefore named has hereunto set her hand this      day of             , 2015.

LOURDES A. LEON GUERRERO

BANKGUAM HOLDING COMPANY

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Chamorro Standard Time, on May 18, 2015.

Vote by Internet • Go to www.envisionreports.com/BKGM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed on Proposal 1, FOR Proposals 2, 4 and 5 and THREE YEARS on Proposal 3.

Proposal 1. The election of the Board of Directors’ nominees to the Board of Directors of the Company as shown in the Proxy Statement. CLASS I: TERM OF THREE YEARS: THREE DIRECTORS	+

	For	Withhold		For	Withhold		For	Withhold
01 - William D. Leon Guerrero	☐	☐	02 - Joseph M. Crisostomo	☐	☐	03 - Keven F. Camacho	☐	☐

		For	Against	Abstain			1 Year	2 Year	3 Year	Abstain
Proposal 2.	An advisory vote on the approval of executive officers compensation.	☐	☐	☐	Proposal 3.	An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐
								For	Against	Abstain
Proposal 4.	The Amendment of the Company’s Restated Articles of Incorporation to provide for the creation of Preferred Shares.	☐	☐	☐	Proposal 5.	Ratification of selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent public accounting firm of BankGuam Holding Company.		☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, INCLUDING MATTERS WHICH MAY BE PRESENTED TO THE MEETING OF WHICH THE BOARD OF DIRECTORS HAS NO KNOWLEDGE AS OF THE DATE OF THIS PROXY.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one trustee, all should sign. All joint owners must sign. If signer is a corporation, sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

020O7C

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BANKGUAM HOLDING COMPANY

Proxy — BankGuam Holding Company

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2015

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BANKGUAM HOLDING COMPANY

KNOW ALL MEN BY THESE PRESENTS that, I, the undersigned Shareholder(s) of BANKGUAM HOLDING COMPANY, Hagåtña, Guam (the “Company”), do hereby nominate, constitute and appoint LOURDES A. LEON GUERRERO and WILLIAM D. LEON GUERRERO, or any one of them (individually and collectively the “Proxies”), my true and lawful attorney in fact with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of the Company standing in my name on its books as of March 16, 2015, at the Annual Meeting of its Shareholders to be held in the lobby of the Company’s Headquarters located at 111 W. Chalan Santo Papa, in Hagåtña, Territory of Guam, on May 18, 2015, at 7:00 P.M., or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE BOARD OF DIRECTORS’ RECOMMENDATIONS AS SHOWN ON THE REVERSE SIDE AND IN THE PROXY STATEMENT.

The undersigned acknowledges receipt of the Annual Report on Form 10-K of the Company for the year ended December 31, 2014, and the Notice and Proxy Statement dated April 8, 2015 relating to the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY THEN WITHDRAW YOUR PROXY.